Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x

:

:

In re:	:	Chapter 11

:

:

XO COMMUNICATIONS, INC.,	:	Case No. 02-12947 (AJG)

:

:

:

Debtor	:

:

x

THIRD AMENDED PLAN OF REORGANIZATION
FOR XO COMMUNICATIONS, INC.

Tonny K. Ho, Esq.
Matthew A. Feldman, Esq.
Carollynn H.G. Callari, Esq.
WILLKIE FARR & GALLAGHER
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000

Attorneys for Debtor and
Debtor-in-Possession

Dated:	New York, New York

July 22, 2002

6.4. Delivery of Distributions and Undeliverable or Unclaimed Distributions	40

6.5. Record Date for Distributions	41

6.6. Allocation of Plan Distributions Between Principal and Interest	41

6.7. Means of Cash Payment	41

6.8. Withholding and Reporting Requirements	41

6.9. Setoffs	42

6.10. Surrender of Instruments or Securities	42

6.11. Lost, Stolen, Mutilated or Destroyed Securities	43

6.12. Fractional Shares	43

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS	43

7.1. Objection Deadline; Prosecution of Objections	43

7.2. Reserve for Disputed Claims	43

7.3. No Distributions Pending Allowance	44

ARTICLE VIII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	45

8.1. Assumption of Executory Contracts and Unexpired Leases	45

8.2. Cure of Defaults of Assumed Executory Contracts and Unexpired Leases	45

8.3. Indemnification of Directors, Officers and Employees	45

8.4. Compensation and Benefit Programs	46

ARTICLE IX CONFIRMATION AND CONSUMMATION OF THE PLAN	46

9.1. Conditions to Confirmation	46

9.2. Conditions to Effective Date	46

9.3. Waiver of Conditions	48

9.4. Consequences of Non-Occurrence of Effective Date	48

ARTICLE X EFFECT OF PLAN CONFIRMATION	48

10.1. Binding Effect	48

10.2. Discharge of Claims and Termination of Interests	48

10.3. Injunction	49

10.4. Releases	50

10.5. Exculpation and Limitation of Liability	52

10.6. Injunction Related to Releases and Exculpation	53

10.7. Preservation of Rights of Action; Cancellation of Note Claims held by Company; Settlement of Litigation Claims	53

10.8. Termination of Subordination Rights and Settlement of Related Claims	53

10.9. Term of Bankruptcy Injunction or Stays	54

ii

ARTICLE XI RETENTION OF JURISDICTION	54

ARTICLE XII MISCELLANEOUS PROVISIONS	56

12.1. Bar Date for Administrative Claims	56

12.2. Payment of Statutory Fees	56

12.3. Amendment or Modification of this Plan	56

12.4. Severability of Plan Provisions	56

12.5. Successors and Assigns	57

12.6. Plan Supplement	57

12.7. Revocation, Withdrawal or Non-Consummation	57

12.8. Notice	57

12.9. Governing Law	58

12.10. Tax Liability	58

12.11. Schedules	58

12.12. Controlling Documents	58

12.13. Jurisdiction over Reorganized XO	58

12.14. Filing of Additional Documents	58

Exhibit A — Concentric Network Corporation Executive Continuity Agreements
Exhibit B — Shareholder Stipulation

iii

INTRODUCTION

                  XO Communications, Inc., a Delaware corporation (“XO” or the “Debtor”), which owns, manages and controls, directly or indirectly, approximately sixty subsidiaries (the “Operating Subsidiaries,” and collectively with XO, the “Company”), proposes the following plan of reorganization (the “Plan”) for the resolution of the outstanding claims against and interests in the Debtor. Reference is made to the Disclosure Statement with Respect to Third Amended Plan of Reorganization for XO Communications, Inc. (the “Disclosure Statement”), distributed contemporaneously herewith, for a discussion of the Company’s history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan.

                  Under the Plan, XO will be reorganized either (a) through the consummation of the transactions contemplated by a stock purchase agreement (the “Investment Agreement”) with the Forstmann Little Investors and Telmex (each as defined below), and the distribution of the proceeds thereof and New Common Stock (as defined below) pursuant to the Investment Agreement and the Plan (the “FL/Telmex Plan”), or (b) if a Termination Event (as defined below) occurs, then, on a stand-alone basis without consummation of the FL/Telmex Plan, through consummation of the transactions contemplated by the Stand-Alone Term Sheet (as defined below) and any related agreements and the Plan (the “Stand-Alone Plan”). Holders of Claims against and Interests in the Debtor who are entitled to vote on the Plan will have the right to vote to accept or reject each of the FL/Telmex Plan and the Stand-Alone Plan separately. At the Confirmation Hearing (as defined below), the Debtor will proceed with confirmation of either the FL/Telmex Plan or the Stand-Alone Plan in accordance with the provisions of the Plan.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Scope of Definitions; Rules of Construction

                  For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                  1.1. Administrative Agent means Toronto Dominion (Texas), Inc., the Administrative Agent under the Senior Credit Facility.

                  1.2. Administrative Agent Fee Claims means the Claims of the Administrative Agent for costs and expenses of its counsel and financial advisor in connection with the Chapter 11 Case.

                  1.3. Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Case allowed under section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtor’s Estate and operating the businesses of the Debtor (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing on or after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending prior to the Petition Date); (b) Allowed Fee Claims; and (c) Note Trustee Fees, subject to Section 3.1(a)(ii) hereof; and (d) all fees and charges assessed against the Debtor’s Estate under Section 1930, Chapter 123 of Title 28, United States Code.

                  1.4. Allowed Claim means a Claim or any portion thereof: (a) that has been allowed by a Final Order; (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court, (ii) the liquidated and noncontingent amount of which is listed in the Schedules, other than a Claim that is listed in the Schedules at zero, in an unknown amount, or as disputed, and (iii) no objection thereto has been filed with the Bankruptcy Court or any objection that is filed has been withdrawn or overruled by a Final Order of the Bankruptcy Court; (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, withdrawn, denied or otherwise resolved by a Final Order; or (d) that is expressly allowed in this Plan.

                  1.5. Allowed Interest means any Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtor and (b) is not a Disputed Interest.

                  1.6. Amended Certificate of Incorporation and Bylaws means, collectively, the Amended Certificate of Incorporation and the Amended Bylaws.

                  1.7. Amended Certificate of Incorporation means Reorganized XO’s certificate of incorporation as amended by this Plan or in accordance therewith, which shall also comply with section 1123(a)(6) of the Bankruptcy Code and (i) if the Investment Agreement is consummated, substantially in the form of Exhibit D to the Investment Agreement, or (ii) if the Stand-Alone Events occur, in form and substance reasonably satisfactory to the Administrative Agent.

                  1.8. Amended Bylaws means Reorganized XO’s bylaws as amended by this Plan or in accordance therewith, which shall comply with section 1123(a)(6) of the Bankruptcy Code and (i) if the Investment Agreement is consummated, substantially in the form of Exhibit E to the Investment Agreement, or (ii) if the Stand-Alone Events occur, in form and substance reasonably satisfactory to the Administrative Agent.

                  1.9. Amended and Restated Senior Credit Facility means that certain Amended and Restated Senior Credit Facility, reasonably acceptable to each Investor, to be entered into if the transactions contemplated by the Investment Agreement are consummated, as contemplated by the Bank Plan Support Agreement and substantially in a form included in the Plan Supplement.

                  1.10. Ballot means each of the ballot forms distributed to each holder of an Impaired Claim or Impaired Interest entitled to vote on which the holder is to indicate separately acceptance or rejection of the FL/Telmex Plan and the Stand-Alone Plan.

                  1.11. Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended.

                  1.12. Bankruptcy Court means the United States District Court having jurisdiction over the Chapter 11 Case and, to the extent any reference is made pursuant to Section 157 of Title 28 of the United States Code or the General Order of the District Court pursuant to Section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

                  1.13. Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

                  1.14. Bank Plan Support Agreement means that certain support agreement by and among XO, XO Management Services, Inc. and certain Senior Secured Lenders, dated June 13, 2002, a copy of which is annexed to the Disclosure Statement as Exhibit B.

                  1.15. Bar Date means the date, if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtor.

                  1.16. Business Day means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

                  1.17. Cash means legal tender of the United States of America and equivalents thereof.

                  1.18. Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court, Case No. 02-12947 (AJG).

                  1.19. Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.

                  1.20. Claims Objection Deadline means the first Business Day that is the latest of: (a) 90 days after the Effective Date; (b) as to a particular Claim, 45 days after the filing of a proof of claim for, or request for payment of, such Claim; or (c) such later date as may be established by the Bankruptcy Court for cause shown by Reorganized XO.

                  1.21. Class means a category of holders of Claims or Interests, as described in Article II of this Plan.

                  1.22. Company means XO and its Operating Subsidiaries.

                  1.23. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                  1.24. Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

                  1.25. Confirmation Order means an order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, as the same may be amended from time to time.

                  1.26. Convenience Claim means any Claim that otherwise would be an Allowed General Unsecured Claim in an amount (i) equal to or less than $5,000, or (ii) greater than $5,000 but which is reduced to be equal or less than $5,000 by an irrevocable written election of the holder of such Claim made on a validly executed and timely delivered Ballot.

                  1.27. Conversion Common Stock means any New Class A Common Stock to be issued upon conversion of the New Common Stock.

                  1.28. Debtor means XO, as debtor and debtor in possession in the Chapter 11 Case.

                  1.29. Director and Officer Claims means the obligations of the Debtor to indemnify any person or entity serving at any time on or prior to the Petition Date as one of its directors, officers or employees by reason of such person’s or entity’s service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtor’s constituent documents, or by a written agreement with the Debtor, or pursuant to applicable general corporation law, each as applicable.

                  1.30. Disbursing Agent means Reorganized XO, or any party designated by Reorganized XO, to serve as disbursing agent under this Plan.

                  1.31. Disclosure Statement means the written disclosure statement that relates to this Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

                  1.32. Disclosure Statement Order means the order of the Bankruptcy Court that, among other things, approves the Disclosure Statement pursuant to Section 1125 o the Bankruptcy Code.

                  1.33. Disputed Claim means a Claim, or any portion thereof, that is not an Allowed Claim and includes, without limitation, Claims that have not become Allowed Claims and that (a) have not been listed in the Schedules by the Debtor or have been listed in the Schedules at zero, or as contingent, unliquidated, or disputed, or any Securities Claim, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.34. Disputed Claims Reserve shall have the meaning set forth in Section 7.2(a) of the Plan.

                  1.35. Disputed Interest means an Interest, or any portion thereof, that is not an Allowed Interest and includes, without limitation, Interests that have not become Allowed Interests and that (a) have not been listed in the Schedules by the Debtor or have been listed in the Schedules at zero, or as contingent, unliquidated, or disputed, or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.36. Distribution means the distribution by the Debtor in accordance with the Plan on account of a Claim or Interest against the Debtor in the form of Cash, New Common Stock, Warrants, Rights and/or the New Reorganization Common Stock, as applicable.

                  1.37. Distribution Date means the date, within 30 days after the Effective Date, upon which the initial distributions will be made to Holders of Allowed Claims and Allowed Interests.

                  1.38. Distribution Record Date means the Confirmation Date.

                  1.39. Effective Date means the date that is eleven (11) days after the Confirmation Date, or, if such date is not a Business Day, the next succeeding Business Day, or such later date after the Confirmation Date as determined by the Debtor (and, to the extent required by the Investment Agreement, with the reasonable consent of the Investors) so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Article IX of this Plan have not been satisfied or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived or such later date as the Debtor (with the reasonable consent of the Investors, to the extent required by the Investment Agreement), may determine.

                  1.40. Employment Contract means, collectively, all employment and severance agreements and policies, as amended, and all compensation and benefit plans, policies, and programs of the Debtor, as amended, applicable to its employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, accidental death and dismemberment insurance plans and the NEXTLINK Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan, provided, however, Employment Contract shall not include the Concentric Network Corporation Executive Continuity Agreements identified on Exhibit B annexed hereto.

                  1.41. Estate means the estate of the Debtor created under section 541 of the Bankruptcy Code.

                  1.42. Exit Facility means, in the event the Stand-Alone Events occur, a revolving credit facility with a maximum availability of $200 million on terms and conditions consistent with the Stand-Alone Term Sheet and in a form reasonably acceptable to the Administrative Agent.

                  1.43. Face Amount means, with respect to (a) an Allowed Note Claim, Allowed General Unsecured Claim, or Convenience Claim, the amount of such Claim, and (b) a Disputed Note Claim or a Disputed General Unsecured Claim, an amount equal to (i) the liquidated amount of such Disputed Claim listed in the Schedules as being disputed, or (ii) if a proof of claim is filed by the Holder of such Disputed Claim, the liquidated amount set forth in such proof of claim, or (iii) if an amount is agreed to by Reorganized XO and the Holder of such Disputed Claim, such amount as is agreed to, or (iv) if the Bankruptcy Court has entered a Final Order estimating the amount of such Disputed Claim, the amount as set forth in such Final Order.

                  1.44. Fee Claim means an Administrative Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Case on or prior to the Effective Date.

                  1.45. File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

                  1.46. Final Expiration Date means the first business day after the 29th day after the Transferable Rights Certificates are delivered.

                  1.47. Final Order means an order, ruling or judgment of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, on and after the Effective Date, Reorganized XO or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order, shall not cause such order not to be a Final Order.

                  1.48. FL/Telmex Plan means the Plan based on the transactions contemplated by the Investment Agreement.

                  1.49. FL/Telmex Recovery means the amount obtained by the Debtor or the Reorganized Debtor in respect of any money judgment against the Forstmann Little Investors and/or Telmex and the amount of any cash received by the Debtor or Reorganized Debtor pursuant to any settlement with both Investors or either Investor, in respect of any claims the Debtor or the Reorganized Debtor has or shall have against the Investors with respect to the Investment Agreement, net of the portion thereof payable for the reasonable expenses of the Debtor or the Reorganized Debtor relating to such judgment or settlement (including, without limitation, attorney’s fees and out-of pocket expenses) and pursuant to the Shareholder Stipulation and, subject to the consent of the Official Committee of Unsecured Creditors, not to be unreasonably withheld, any similar agreements.

                  1.50. Forstmann Little Investors means Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership.

                  1.51. Forstmann Little Entities means (i) FLC XXIX Partnership, L.P.; (ii) FLC XXX Partnership, L.P.; (iii) FLC XXXI Partnership, L.P. (d/b/a Forstmann Little & Co.); (iv) FLC XXXII Partnership, L.P.; (v) FLC XXXIII Partnership, L.P.; (vi) Forstmann Little & Co. Equity Partnership-V, L.P.; (vii) Forstmann Little & Co. Equity Partnership-VI, L.P.; (viii) Forstmann Little & Co. Equity Partnership-VII, L.P.; (ix) F.L. Fund, L.P.; (x) Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.; (xi) L.P. Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.; and (xii) Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

                  1.52. General Unsecured Claim means a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Senior Secured Lender Claim, Other Secured Claim, Non-Tax Priority Claim, Securities Claim, Convenience Claim, Director and Officer Claim, or Note Claim.

                  1.53. General Unsecured Claim Portion means a fraction the numerator of which is equal to the sum of the Face Amount of all General Unsecured Claims and the denominator of which is equal to the sum of the Face Amount of all Note Claims and General Unsecured Claims.

                  1.54. Holder means an entity holding a Claim or Interest and, with respect to Note Claims, the beneficial holder, each as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions; provided, however, that for purposes of making Distributions under the Plan, a Holder shall be determined as of the Distribution Record Date.

                  1.55. Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.56. Indentures means the:

(a) Indenture, dated as of April 1, 1998, by and between United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, and NEXTLINK Communications, Inc. (predecessor to XO), relating to the 9.45% Senior Discount Notes due 2008;

(b) Indenture, dated as of June 1, 1999, by and between NEXTLINK Communications, Inc. (predecessor to XO) and United States Trust Company of Texas (predecessor to HSBC Bank USA), as Trustee, relating to the 12.25% Senior Discount Notes due 2009;

(c) Indenture, dated as of November 17, 1999, by and between NEXTLINK Communications, Inc. (predecessor to XO) and United States Trust Company of Texas (predecessor to HSBC Bank USA), as Trustee, relating to the 12.125% Senior Discount Notes due 2009;

(d) Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, L.L.C. and Nextlink Capital, Inc. (predecessors to XO), and United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, relating to 12.5% Senior Notes due April 15, 2006;

(e) Indenture dated as of September 25, 1997 by and between United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, and NEXTLINK Communications, Inc. (predecessor to XO), relating to the 9.625% Senior Notes due 2007;

(f) Indenture, dated as of December 18, 1997, by and between Concentric Network Corporation (predecessor to XO) and HSBC Bank USA, as Successor Trustee to Chase Manhattan Bank and Trust Company, National Association, as Trustee, relating to the 12.75% Senior Notes due 2007;

(g) Indenture, dated as of March 3, 1998, by and between United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, and NEXTLINK Communications, Inc. (predecessor to XO), relating to the 9.0% Senior Notes due 2008;

(h) Indenture, dated as of November 12, 1998, by and between NEXTLINK Communications, Inc. (predecessor to XO) and United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, relating to the 10.75% Senior Notes due 2008;

(i) Indenture, dated as of June 1, 1999, by and between NEXTLINK Communications, Inc. (predecessor to XO) and United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, relating to the 10.75% Senior Notes due 2009;

(j) Indenture, dated as of November 17, 1999, by and between NEXTLINK Communications, Inc. (predecessor to XO) and United States Trust Company of New York (predecessor to HSBC Bank USA), as Trustee, relating to the 10.5% Senior Notes due 2009; and

(k) Indenture, dated as of January 12, 2001, by and between XO Communications, Inc. and United States Trust Company, National Association (predecessor to Wells Fargo Bank Minnesota, N.A.), as Trustee, relating to the 5.75% Convertible Subordinated Notes due 2009,

in each case as such may have been or may be amended or supplemented from time to time.

                  1.57. Interest means (a) the legal, equitable, contractual and other rights of any person with respect to the Other Old Equity, Old Common Stock or Old Preferred Stock and (b) the legal, equitable, contractual or other rights of any person to acquire or receive any of the foregoing.

                  1.58. Investment Agreement means that certain Stock Purchase Agreement dated as of January 15, 2002, among XO, Forstmann Little Investors and Telmex, with respect to XO’s sale of the New Investor Common Stock, as the same may be altered, amended, modified or restated from time to time, a copy of which is annexed to the Bank Plan Support Agreement as Exhibit A.

                  1.59. Investor Litigation shall have the meaning set forth in the Shareholder Stipulation.

                  1.60. Investors means the Forstmann Little Investors and Telmex, collectively.

                  1.61. Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any person.

                  1.62. Management Common Stock means, in the event that the transactions contemplated by the Investment Agreement are consummated, any New Class E Common Stock to be issued pursuant to the Management Stock Purchases.

                  1.63. Management Incentive Program means the stock option plan pursuant to the Stand-Alone Term Sheet providing for the grant to officers, employees and directors of Reorganized XO and its subsidiaries of options to acquire shares of New Reorganization Common Stock representing initially up to 7% of the fully diluted New Reorganization Common Stock outstanding after the distribution of the Post-Termination Securities, with an additional 3%

of the fully diluted New Reorganization Common Stock outstanding after the distribution of the Post-Termination Securities reserved for issuance post consummation, in accordance with the Stand-Alone Term Sheet.

                  1.64. Management Stock Purchases means, in the event that the transactions contemplated by the Investment Agreement are consummated, the sale of Management Common Stock to certain members of the management of Reorganized XO on the Effective Date in accordance with the terms described in the Disclosure Statement, this Plan, the Investment Agreement and the Management Stock Purchase Agreement.

                  1.65. Management Stock Purchase Agreement means, in the event that the transactions contemplated by the Investment Agreement are consummated, the agreement to be entered into on the Effective Date and among XO, the Investors and certain members of the management of Reorganized XO setting forth the terms and conditions of the Management Stock Purchases, in substantially the form included in the Plan Supplement.

                  1.66. Master Ballot means the ballot distributed to the Indenture Trustees and the nominees or holders of record of the Notes, as applicable, to record the votes, if any, of the beneficial holders of such instruments.

                  1.67. New Class A Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, that certain class A common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to this Plan and the Investment Agreement, as applicable, and having the rights and preferences stated in the Amended Certificate of Incorporation of Reorganized XO.

                  1.68. New Class C Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, that certain convertible class C common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to this Plan and the Investment Agreement, as applicable, and having the rights and preferences stated in the Amended Certificate of Incorporation of Reorganized XO.

                  1.69. New Class D Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, that certain convertible class D common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to this Plan and the Investment Agreement, as applicable, and having the rights and preferences stated in the Amended Certificate of Incorporation of Reorganized XO.

                  1.70. New Class E Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, that certain convertible class E common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to this Plan, the Investment Agreement, and the Management Stock Purchase Agreement, as applicable, and having the rights and preferences stated in the Amended Certificate of Incorporation of Reorganized XO.

                  1.71. New Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, the shares of Note Common Stock, Management Common Stock and New Investor Common Stock, issued in accordance with the terms of the Investment Agreement, the Management Stock Purchase Agreement, this Plan or any Plan Supplement.

                  1.72. New Investor Common Stock means, in the event the transactions contemplated by the Investment Agreement are consummated, (a) 79,999,998 shares of the New Class A Common Stock (plus a number of additional shares of New Class A Common Stock equal to 50% of the excess, if any, of 4,000,000 over the number of shares of Management Common Stock issued in the Management Stock Purchases), and two shares of New Class D Common Stock to be issued to the Forstmann Little Investors on the Effective Date, calculated on an as-converted basis, but in all events representing no less than 40% of the common equity of Reorganized XO on the Effective Date (without giving effect to the New Common Stock issuable upon exercise of any options granted, or available for grant, to the management or other employees of the Company); and (b) 80,000,000 shares of the New Class C Common Stock (plus a number of additional shares of New Class C Common Stock equal to 50% of the excess, if any, of 4,000,000 over the number of shares of Management Common Stock issued in the Management Stock Purchases) to be issued to Telmex on the Effective Date, calculated on an as-converted basis, but in all events representing no less than 40% of the common equity of Reorganized XO on the Effective Date (without giving effect to the New Common Stock issuable upon exercise of any options granted, or available for grant, to the management or other employees of the Company).

                  1.73. New Junior Secured Loans means, in the event the Stand-Alone Events occur, the $500 million loan to be issued to Reorganized XO pursuant to the Stand-Alone Term Sheet and secured by a second-priority perfected security interest (subject only to the first-priority perfected security interest in respect of the Exit Facility) on the assets of Reorganized XO and its Operating Subsidiaries on the terms and conditions set forth on Exhibit A to the Stand-Alone Term Sheet.

                  1.74. New Options means, in the event the transactions contemplated by the Stand-Alone Term Sheet and any related agreements are consummated, the stock options issued or reserved for issuance pursuant to the Management Incentive Program to acquire shares of New Reorganization Common Stock in accordance with the Stand-Alone Term Sheet and any related agreements.

                  1.75. New Reorganization Common Stock means, in the event the transactions contemplated by the Stand-Alone Term Sheet and any related agreements are consummated, that certain common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to this Plan and the Stand-Alone Term Sheet and any related agreements, as applicable, and having the rights and preferences stated in the Amended Certificate of Incorporation of Reorganized XO.

                  1.76. New Series A Warrants means the warrants of Reorganized XO issued as of the Effective Date and expiring seven years after the date of issuance, subject to the terms and conditions of the Warrant Agreement, to purchase shares of New Reorganization Common Stock at an exercise price of $6.25 per share, representing a 25% premium to the pre-Rights Offering equity value of XO of $475 million.

                  1.77. New Series B Warrants means the warrants of Reorganized XO issued as of the Effective Date and expiring seven years after the date of issuance, subject to the terms and conditions of the Warrant Agreement, to purchase New Reorganization Common Stock at an exercise price of $7.50 per share, representing a 50% premium to the pre-Rights Offering equity value of XO of $475 million.

                  1.78. New Series C Warrants means the warrants of Reorganized XO issued as of the Effective Date and expiring seven years after the date of issuance, subject to the terms and conditions of the Warrant Agreement, to purchase shares of New Reorganization Common Stock at an exercise price of $10.00 per share, representing a 100% premium to the pre-Rights Offering equity value of XO of $475 million.

                  1.79. New Warrants means, collectively, the New Series A Warrants, the New Series B Warrants and the New Series C Warrants.

                  1.80. New Warrant Class means, in the event the Stand-Alone Events occur, each of the Senior Note Claims Class and General Unsecured Claim Class.

                  1.81. Non-Tax Priority Claim means a Claim against the Debtor, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

                  1.82. Nontransferable Rights mean the rights issued to the Holders of General Unsecured Claims (Class 5), Senior Note Claims (Class 6), Subordinated Note Claims (Class 7), Old Preferred Stock Interests (Class 9) and Old Common Stock Interests (Class 10) to purchase, prior to the Nontransferable Rights Expiration Date, Rights Shares in the Rights Offering, which rights are not transferable and are subject to the priority and allocation rules described herein and in the Disclosure Statement.

                  1.83. Nontransferable Rights Certificates mean the nontransferable rights certificates in the form attached to the Plan Supplement.

                  1.84. Nontransferable Rights Expiration Date means the first business day after the 29th day after the Effective Date.

                  1.85. Note Claim means a Claim arising from or related to the Notes (other than any Securities Claim).

                  1.86. Note Common Stock, collectively, means, in the event the transactions contemplated by the Investment Agreement are consummated, the 36,000,000 shares of New Class A Common Stock, representing 18% of the fully diluted common equity of Reorganized XO on the Effective Date (without giving effect to the New Common Stock issuable upon exercise of any options granted, or available for grant, to management or other employees of the Company) to be issued on the Effective Date in accordance with this Plan.

                  1.87. Note Trustee Charging Lien means any lien or other priority in payment arising prior to the Effective Date to which the Note Trustees are entitled, pursuant to the Indentures or otherwise, against distributions to be made to holders of Note Claims for payment of any Note Trustee Fees.

                  1.88. Note Trustee Fees means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Note Trustees, whether prior to or after the Petition Date.

                  1.89. Note Trustees HSBC Bank USA and Wells Fargo Bank Minnesota, N.A. in each case as trustee, as applicable, under the Indentures.

                  1.90. Notes means, collectively, the Senior Notes and the Subordinated Notes.

                  1.91. Official Committee of Unsecured Creditors means the official committee of unsecured creditors appointed by the United States Trustee for the Southern District of New York on June 25, 2002, pursuant to section 1102 of the Bankruptcy Code, as the same may be constituted or reconstituted from time to time.

                  1.92. Old Class A Common Stock means that certain outstanding class A common stock, par value $.02 per share, authorized and issued by XO prior to, and outstanding as of, the Petition Date.

                  1.93. Old Class B Common Stock means that certain outstanding class B common stock, par value $.02 per share, authorized and issued by XO prior to, and outstanding as of, the Petition Date.

                  1.94. Old Common Stock means Old Class A Common Stock and Old Class B Common Stock.

                  1.95. Old Common Stock Interest means an Interest arising from or relating to the Old Common Stock.

                  1.96. Old Preferred Stock means all preferred stock authorized by XO, including, but not limited to that certain preferred stock, par value $0.01 per share, authorized by XO prior to, and outstanding as of, the Petition Date, and individually and collectively, as the case may be, the following series designated thereunder: 14% Series A Senior Exchangeable Redeemable Preferred Shares, 13 1/2% Series E Senior Redeemable Exchangeable Preferred Stock Due 2010, Series C Cumulative Convertible Participating Preferred Stock, Series D Convertible Participating Preferred Stock, Series G Cumulative Convertible Participating Preferred Stock, Series H Convertible Participating Preferred Stock, 6 1/2% Series B Cumulative Convertible Preferred Stock and 7% Series F Convertible Redeemable Preferred Stock Due 2010, including, without limitation, the rights of any entity to purchase or demand the issuance of any such stock, including, as applicable, any and all (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; (d) share-appreciation rights; and (e) pre-emptive rights (including, without limitation, rights under the stock purchase agreement dated as of December 7, 1999, by and among the Forstmann Little Investors and FL Fund, L.P. and NEXTLINK Communications, Inc. (Predecessor to XO) and the stock purchase agreement dated June 14, 2000, by and among Forstmann Little & Co. Equity Partnership VI, L.P., Forstmann Little & Co. Subordinated Debt and Management Buyout Partnership VII, L.P. and FL Fund, L.P. and NEXTLINK Communications, Inc. (predecessor to XO)).

                  1.97. Old Preferred Stock Interest means an Interest arising from or relating to the Old Preferred Stock.

                  1.98. Operating Subsidiaries means all of the subsidiaries of XO.

                  1.99. Other Consideration shall have the meaning set forth in the Shareholder Stipulation.

                  1.100. Other Old Equity means all options (including, without limitation, options granted under the XO Communications, Inc. Stock Option Plan, and the following stock options plans assumed in connection with the acquisition of Concentric Network Corporation: Delta Internet Services, Inc. 1996 Stock Option Plan; Concentric Network Corporation 1995 Stock Incentive Plan for Employees and Consultants; Concentric Network Corporation 1996 Stock Plan; Concentric Network Corporation 1997 Stock Plan; Concentric Network Corporation 1999 Nonstatutory Stock Option Plan; The Concentric Network United Kingdom Limited Share Option Scheme; and The Concentric Network Corporation Netherlands Share Option Scheme; and certain grants of stock options to Concentric employees not pursuant to any plan), warrants (including, without limitation, the following warrants assumed in connection with the acquisition of Concentric Network Corporation: warrants issued in connection with that certain Warrant Agreement, dated as of December 18, 1997, entered into by Concentric Network Corporation and; XO Communications, Inc. Class A Common Stock Purchase Warrant, dated August 30, 2001, issued to Microsoft Corporation in exchange for Concentric Network Corporation Common Stock Purchase Warrant, dated June 29, 1999; Warrant Substitution Agreement, dated May 29, 1998, by and between Concentric Network Corporation and Video Bliss; and Warrant Substitution Agreement, dated May 29, 1998, by and between Concentric Network Corporation and William Fairchild), call rights, puts, awards (including, without limitation, awards of restricted stock granted under the XO Communications, Inc. Stock Option Plan and awards of restricted stock granted, and rights to awards of restricted stock, under the Executive Retention Bonus Plan adopted in connection with the acquisition of Concentric Network Corporation), registration rights agreements or other agreements to acquire Old Common Stock (including, without limitation, rights to acquire Old Common Stock under that certain Asset Purchase Agreement, dated September 12, 1998, as amended by First, Second, Third, Fourth and Fifth Amendments thereto, between NEXTLINK Communications, Inc. (predecessor to XO), XO Illinois, Inc. (f/k/a NEXTLINK Illinois, Inc.), and Unicom Thermal Technologies, Inc.), in each case outstanding immediately prior to the Petition Date and any other equity securities (including convertible securities) other than the Old Common Stock and the Old Preferred Stock outstanding immediately prior to the Petition Date.

                  1.101. Other Old Equity Interest means an Interest arising from or relating to Other Old Equity.

                  1.102. Other Secured Claim means a Claim, other than Senior Secured Lender Claims, that is secured by a lien on property in which the Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

                  1.103. Petition Date means the date on which the Debtor filed its petition for relief commencing the Chapter 11 Case.

                  1.104. Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the terms hereof; provided, that, if the context so requires, references to the Plan shall be references to either the FL/Telmex Plan or the Stand-Alone Plan, as applicable.

                  1.105. Plan Supplement means the compilation of documents and form of documents specified in this Plan to be filed as set forth in Section 12.6 hereof.

                  1.106. Post-Termination Securities means, collectively, the New Options, New Warrants, Rights, New Reorganization Common Stock, and any security to be issued upon the exercise of the New Options, New Warrants or Rights.

                  1.107. Priority Tax Claim means a Claim against the Debtor of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.108. Professional means (a) any professional employed in connection with the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

                  1.109. Reinstated or Reinstatement means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

                  1.110. Rejection Claim means a Claim arising from the rejection under section 365 or 1123 of the Bankruptcy Code of an executory contract or unexpired lease.

                  1.111. Remaining Reserve shall have the meaning set forth in Section 7.2(c) hereof.

                  1.112. Reorganized XO means XO or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date.

                  1.113. Retention Bonus Plan means, in the event the Stand-Alone Events occur, an employee retention plan providing for the payment of retention bonuses in an amount not to exceed $25 million in aggregate pursuant to the Stand-Alone Term Sheet.

                  1.114. Rights mean, collectively, the Nontransferable Rights and the Transferable Rights.

                  1.115. Rights Certificates means the Nontransferable Rights Certificates and the Transferable Rights Certificates, collectively.

                  1.116. Rights Offering means the offering of Rights, in the event the Stand-Alone Events occur, pursuant to Section 3.6 of this Plan.

                  1.117. Rights Shares means the 40,000,000 shares of New Reorganization Common Stock to be offered for sale at $5.00 per share (for an aggregate purchase price of $200 million) in the Rights Offering; provided, that XO may offer up to an additional 3,333,333 shares for up to an aggregate of $16,666,666 in certain events to satisfy its obligations under the Shareholder Stipulation.

                  1.118. Schedules mean the schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules or statements have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or any orders of the Bankruptcy Court.

                  1.119. Securities Claim means a claim against the Debtor arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such security, or for reimbursement, indemnity or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, any claim arising out of the ownership of a security including, without limitation, by or on behalf of the Debtor or claims against parties other than the Debtor based on any alleged breach of fiduciary duty by such third parties; provided, however, Director and Officer Claims shall not be Securities Claims.

                  1.120. Senior Credit Facility means that certain Credit and Guaranty Agreement, dated as of February 3, 2000, between the Company, as borrower, and the entities identified as the “Lenders” and “Agents” therein, as amended.

                  1.121. Senior Note Trustees means the Note Trustees with respect to the Senior Notes.

                  1.122. Senior Notes means those certain (i) 10.5% Senior Notes due 2009; (ii) 10.75% Senior Notes due 2008; (iii) 10.75% Senior Notes due 2009; (iv) 9.0% Senior Notes due 2008; (v) 12.75% Senior Notes due 2007; (vi) 9.625% Senior Notes due 2007; (vii) 12.5% Senior Notes due 2006; (viii) 12.125% Senior Discount Notes due 2009; (ix) 12.25% Senior Discount Notes due 2009; and (x) 9.45% Senior Discount Notes due 2008, each as issued by one of XO’s predecessors and, with respect to the 12.5% Senior Notes due 2006, also issued by NEXTLINK Capital, Inc. (a predecessor of XO), pursuant to the applicable Indenture.

                  1.123. Senior Note Claim means a Claim arising from or relating to the Senior Notes (other than a Securities Claim).

                  1.124. Senior Note Claim Portion means a fraction the numerator of which is equal to the sum of the Face Amount of all Note Claims and the denominator of which is equal to the sum of the Face Amount of all Note Claims and General Unsecured Claims.

                  1.125. Senior Secured Lender Claims means individually, a Claim of a Senior Secured Lender under the Senior Credit Facility and all documents executed in connection therewith and, collectively, the Claims of the Senior Secured Lenders under the Senior Credit Facility, including Claims for principal, accrued but unpaid interest and Administrative Agent Fee Claims through the Effective Date. The Senior Secured Lender Claims shall be Allowed as a secured claim in an amount equal to the amount of the principal and accrued but unpaid interest and Administrative Agent Fee Claims outstanding as of the Effective Date.

                  1.126. Senior Secured Lenders means the entities identified as “Lenders” under the Senior Credit Facility and their respective successors and assigns.

                  1.127. Shareholder Lawsuit means the consolidated action captioned as Irving Schoenfeld, Morgan Marketing, Ltd., Russ Land and Brian Beavers v. XO Communications, Inc. et al., Case No. 01-018358 (N.Y. Sup. Ct., Nassau County).

                  1.128. Shareholder Stipulation means the Stipulation of Compromise and Settlement, substantially in the form attached hereto as Exhibit C, among other things, providing for a settlement of the Shareholder Lawsuit.

                  1.129. Stand-Alone Events means the occurrence of a Termination Event, the filing by the Debtor of the Stand-Alone Notice with the Bankruptcy Court and consummation of the transactions contemplated by the Stand-Alone Term Sheet and any agreements that would be executed and delivered in connection therewith.

                  1.130. Stand-Alone Notice means a notice made by the Debtor, after discussions with the Administrative Agent, and to be delivered to the Administrative Agent, expressing (a) either (i) that the Investment Agreement has been terminated by the Investors or XO or (ii) that XO has concluded that the Investors will not consummate the transactions contemplated by the Investment Agreement, and (b) XO’s intention to proceed with the transactions contemplated by the Stand-Alone Term Sheet.

                  1.131. Stand-Alone Plan means the Plan based on the transactions contemplated by the Stand-Alone Term Sheet.

                  1.132. Stand-Alone Term Sheet means the term sheet attached as Appendix F to the Disclosure Statement.

                  1.133. Stock Agent means American Stock Transfer & Trust Company or such other agent appointed by the Debtor.

                  1.134. Subordinated Note Claim means a Claim arising from or relating to the Subordinated Notes (other than a Securities Claim).

                  1.135. Subordinated Notes means the 5.75% Convertible Subordinated Notes due 2009, issued by XO pursuant to the applicable Indenture.

                  1.136. Successful Recovery shall have the meaning set forth in the Shareholder Stipulation.

                  1.137. Telmex means Teléfonos de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

                  1.138. Termination Event means any event whereby (a) the Investment Agreement is terminated by the Investors or XO or (b) XO, after discussions with the Administrative Agent, concludes that the Investors will not consummate the transactions contemplated by the Investment Agreement and delivers the Stand-Alone Notice to the Administrative Agent, with a copy of such notice to be delivered to each of the Investors.

                  1.139. Transferable Rights mean the rights issued to the Holders of Senior Secured Lender Claims (Class 1) to purchase, prior to the Final Expiration Date, Rights Shares in the Rights Offering, which rights are transferable in accordance with the provisions set forth in the Disclosure Statement and are subject to the priority and allocation rules described herein and in the Disclosure Statement.

                  1.140. Transferable Rights Certificates mean the transferable rights certificates in the form attached to the Plan Supplement.

                  1.141. Unaffiliated Senior Note Claims means Senior Notes Claims other than those that the Debtor reasonably believes to be owned or controlled by Mr. Carl Icahn or his affiliates.

                  1.142. Unimpaired means, when used in reference to a Claim or Interest, a Claim or Interest, if any, that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.143. Voting Deadline means the voting deadline date for voting to accept or reject this Plan as set forth in the Disclosure Statement Order.

                  1.144. Voting Procedures Order means the order entered by the Bankruptcy Court, if any, establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

                  1.145. Voting Record Date means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

                  1.146. Warrant Agreement means that certain warrant agreement, reasonably acceptable to the Administrative Agent, in the form attached to the Plan Supplement, containing customary antidilution protections, among other things, from dilution by (i) below-market equity issuances after consummation of the Stand-Alone Plan and (ii) any equity issuance made or committed to at or prior to consummation of the Stand-Alone Plan at valuations less than the pre-Rights Offering equity value of XO of $475 million, in the case of (i) above subject to customary exceptions.

                  1.147. XO means XO Communications, Inc., a Delaware corporation.

B.	Rules of Interpretation

                  For purposes of this Plan, (a) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan, (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

C.	Computation of Time

                  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.	Confirmation of the Plan

                  The Debtor intends to proceed with confirmation of the FL/Telmex Plan (as defined in the Introduction) or, as a contingency plan in the event the FL/Telmex Plan fails to close, the Stand-Alone Plan (as defined in the Introduction). For purposes of the Confirmation Hearing and the Plan, unless the Debtor has filed a Stand-Alone Notice with the Bankruptcy Court on or prior to the Confirmation Hearing, the Debtor shall proceed with confirmation of the FL/Telmex Plan and the provisions in the Plan relating solely to the Stand-Alone Plan shall be inapplicable. If, however, prior to entry of a Confirmation Order confirming the FL/Telmex Plan the Debtor files a Stand-Alone Notice with the Bankruptcy Court, or if, after the entry of a Confirmation Order confirming the FL/Telmex Plan, the FL/Telmex Plan is not consummated and the Debtor files a Stand-Alone Notice with the Bankruptcy Court, the Debtor shall be entitled to proceed with confirmation of the Stand-Alone Plan. If the Debtor has filed a Stand-Alone Notice with the Bankruptcy Court on or prior to the Confirmation Hearing, the Debtor shall proceed with confirmation of the Stand-Alone Plan.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the Debtor, as described below, have not been classified. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date.

                  2.1. Claims and Interests.

Class	Status	Voting Rights

Class 1 (Senior Secured Lender Claims)	Impaired	Entitled to Vote

Class 2 (Other Secured Claims)	Unimpaired	Not entitled to Vote

Class 3 (Non-Tax Priority Claims)	Unimpaired	Not entitled to Vote

Class 4 (Convenience Claims)	Unimpaired	Not Entitled to Vote

Class 5 (General Unsecured Claims)	Impaired	Entitled to Vote

Class	Status	Voting Rights

Class 6 (Senior Note Claims)	Impaired	Entitled to Vote

Class 7 (Subordinated Note Claims)	Impaired	Not entitled to Vote

Class 8 (Securities Claims)	Impaired	Not entitled to Vote

Class 9 (Old Preferred Stock Interests)	Impaired	Not entitled to Vote

Class 10 (Old Common Stock)	Impaired	Not entitled to Vote

Class 11 (Other Old Equity Interests)	Impaired	Not entitled to Vote

                  2.2. Unclassified Claims.

                           (a) Administrative Claims.

                           (b) Priority Tax Claims

                  2.3. Unimpaired Classes of Claims.

                           (a) Class 2: Class 2 consists of all Other Secured Claims.

                           (b) Class 3: Class 3 consists of all Non-Tax Priority Claims.

                           (c) Class 4: Class 4 consists of all Convenience Claims.

                  2.4. Impaired Classes of Claims.

                           (a) Class l: Class 1 consists of all Senior Secured Lender Claims.

                           (b) Class 5: Class 5 consists of all General Unsecured Claims.

                           (c) Class 6: Class 6 consists of all Senior Note Claims.

                           (d) Class 7: Class 7 consists of all Subordinated Note Claims.

                           (e) Class 8: Class 8 consists of all Securities Claims.

                  2.5. Impaired Classes of Interests.

                           (a) Class 9: Class 9 consists of all Old Preferred Stock Interests.

                           (b) Class 10: Class 10 consists of all Old Common Stock.

                           (c) Class 11: Class 11 consists of all Other Old Equity Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

                  3.1. Unclassified Claims.

                           (a) Administrative Claims. Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtor, at its election, (a) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtor, or in such amounts as such Administrative Claim becomes an Allowed Claim by the Bankruptcy Court, (b) upon such other terms as may exist in the ordinary course of the Debtor’s business, or (c) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtor.

(i) Professional Fees. All final applications for Professional Fees for services rendered in connection with the Chapter 11 Case prior to the Confirmation Date shall be filed no later than thirty (30) days after the Effective Date.

(ii) Note Trustee Fee. Subject to review by the Debtor and any creditors’ committee for reasonableness, all reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Note Trustees before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Note Trustees, shall be paid in Cash on or as soon as practicable after the Effective Date by Reorganized XO as an Administrative Claim, without the need for application to, or approval of, any court; provide, however, that any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court. To the extent that the Note Trustees provide services related to distributions pursuant to the Plan, the Note Trustee will receive from Reorganized XO, without court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Note Trustees, respectively, and Reorganized XO.

                           (b) Priority Tax Claims. The legal and equitable rights of the Holders of Priority Tax Claims are Unimpaired by this Plan. On, or as soon as reasonably practicable after the later of (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of, and in exchange for such Allowed Priority Tax Claim, at the election of the Debtor, (A) deferred payments in Cash, over a period not exceeding six years after the date of assessment of such Allowed Claim, equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which the Debtor or Reorganized XO and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (C) such other treatment so that it will not be Impaired pursuant to section 1124 of the Bankruptcy Code; further provided, any Allowed Priority Tax Claim accruing or arising prior to the Confirmation Date but not due and owing on the Effective Date will be paid in accordance with this section when such Claim becomes due and owing.

                  3.2. Unimpaired Classes of Claims.

                           (a) Class 2: Other Secured Claims. Class 2 consists of Other Secured Claims. The legal, equitable and contractual rights (including all applicable security interests) of the Holders of Allowed Other Secured Claims are Unimpaired by this Plan and all such Claims shall be Reinstated on the Effective Date. Each Holder of an Other Secured Claim with unique collateral or rights shall constitute its own subclass for classification purposes.

                           (b) Class 3: Non-Tax Priority Claims. Class 3 consists of Non-Tax Priority Claims. The legal and equitable rights of the Holders of Allowed Non-Tax Priority Claims are Unimpaired by this Plan and all such Claims shall be Reinstated on the Effective Date.

                           (c) Class 4: Convenience Claims. Class 4 consists of Convenience Claims. On or as soon as reasonably practicable after the Distribution Date, Holders of an Allowed Claim in Class 4 shall be paid in Cash 100% of their Allowed Convenience Claim amount in full satisfaction of any Claims against the Debtor or the Estate, which distributions shall be made in accordance with the provisions set forth in this Plan. Such Distribution shall be the sole Distribution to which holders of Class 4 Claims shall be entitled.

                  3.3. Impaired Classes of Claims.

                           (a) Class 1. Senior Secured Lender Claims. Class 1 consists of Senior Secured Lender Claims. The Senior Secured Lender Claims are Allowed as secured claims under 11 U.S.C. §§ 506(a) and 507(b) pursuant to this Plan in the aggregate amount of $1 billion plus accrued and unpaid interest and Administrative Agent Fee Claims through the Effective Date. The legal, equitable and contractual rights of the Holders of Allowed Senior Secured Lender Claims are impaired by this Plan. Holders of Senior Secured Lender Claims shall be entitled to vote on this Plan. Subject to Section 3.7 of the Plan, Holders of Senior Secured Lender claims shall receive the following treatment:

(i) Treatment if the Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, then on the Effective Date, all Allowed Senior Secured Lender Claims (including all applicable security interests) shall remain outstanding subject to the terms of the Senior Credit Facility, as amended and restated by the Amended and Restated Senior Credit Facility. All interest that accrued prior to and remains unpaid as of the Effective Date shall be paid in Cash on the Effective Date or as soon as reasonably practicable thereafter.

(ii) Treatment if the Stand-Alone Events occur. If the Stand-Alone Events occur, on the Effective Date, each Holder of an Allowed Senior Secured Lender Claim shall receive its pro rata share of:

(w) the New Junior Secured Loans;

(x) (1) if two-thirds or more of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve it, and the Official Committee of Unsecured Creditors has recommended a vote in favor of confirmation of the Stand-Alone Plan and not withdrawn such recommendation, 90,250,000 shares of the New Reorganization Common Stock representing 95% of all issued and outstanding shares of New Reorganization Common Stock on the Effective Date, or (2) if less than two-thirds of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve its confirmation, 95,000,000 shares of the New Reorganization Common Stock representing 100% of all issued and outstanding shares of New Reorganization Common Stock on the Effective Date (in each case subject to dilution resulting from the exercise of the New Warrants, if any, allocated to the Senior Note Claims and General Unsecured Claims, issuance of shares pursuant to the Rights Offering and the exercise of New Options under the Management Incentive Program);

(y) the Nontransferable Rights, subject to redistribution pursuant to Sections 3.3(b), 3.3(c), 3.3(d), 3.4(a) and 3.4(b) of this Plan; and

(z) the Transferable Rights.

                           (b) Class 5: General Unsecured Claims. Class 5 is impaired under this Plan and consists of the General Unsecured Claims. The Holder of General Unsecured Claims shall be entitled to vote on this Plan.

(i) Treatment if Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, then, subject to Sections 7.2 and 8.3 of the Plan, on or as soon as reasonably practicable after the Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, release, and discharge of its Allowed General Unsecured Claim, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed General Unsecured Claim and the denominator of which is the aggregate Face Amount of all Allowed General Unsecured Claims) of the General Unsecured Claim Portion of:

(x) 36,000,000 shares of New Common Stock representing 18% of the fully diluted common equity of Reorganized XO on the Effective Date (without giving effect to the New Common Stock issuable upon exercise of any options granted, or available for grant, to management or other employees of the Company) to be issued on the Effective Date in accordance with this Plan; and

(y) Two Hundred Million Dollars ($200,000,000).

(ii) Treatment if the Stand-Alone Events Occur. If the Stand-Alone Events occur, then, subject to Sections 7.2 and 8.3 of the Plan, and depending upon the level of Senior Note Claim approval obtained for the Stand-Alone Plan, as set forth below, on or as soon as reasonably practicable after the Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, release, and discharge of its Allowed General Unsecured Claim, all as a gift from the entitled distribution of Holders of Senior Secured Lender Claims:

(x) if two-thirds or more of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve it, and the Official Committee of Unsecured Creditors has recommended a vote in favor of confirmation of the Stand-Alone Plan and not withdrawn such recommendation, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed General Unsecured Claim, and the denominator of which is the aggregate Face Amount of all Allowed General Unsecured Claims) of the General Unsecured Claim Portion of:

(1) 4,750,000 shares of the New Reorganization Common Stock representing 5% of all issued and outstanding shares of New Reorganization Common Stock on the Effective Date (subject to dilution resulting from the exercise of the New Warrants, if any, allocated to the Senior Note Claims and General Unsecured Claims, issuance of shares pursuant to the Rights Offering and the exercise of New Options under the Management Incentive Program);

(2) New Series A Warrants to purchase 9,500,000 shares of New Reorganization Common Stock (representing 10% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan);

(3) New Series B Warrants to purchase 7,125,000 shares of New Reorganization Common Stock (representing 7.5% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan);

(4) New Series C Warrants to purchase 7,125,000 shares of New Reorganization Common Stock (representing 7.5% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan); and

(5) 10% of the FL/Telmex Recovery.

(y) if less than two-thirds of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve its confirmation, but the Official Committee of Unsecured Creditors has recommended a vote in favor of the Stand-Alone Plan, has not withdrawn such recommendation and the Debtor believes, in its reasonable judgment, that all of the members of such Committee have voted their Claims in favor of confirmation of the Stand-Alone Plan, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed General Unsecured Claim, and the denominator of which is the aggregate Face Amount of all Allowed General Unsecured Claims) of the General Unsecured Claim Portion of New Series B Warrants to purchase 4,750,000 shares of New Reorganization Common Stock (representing 5% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan); and

(z) regardless of any vote or recommendation with respect to the Plan, the Nontransferable Rights allocable to the Holders of General Unsecured Claims pursuant to Section 3.6 of this Plan.

Each Holder of an Allowed General Unsecured Claim not exceeding $100,000 may elect on or before the Voting Deadline to have its Claim treated as a $5,000 Convenience Claim in Class 4 (Convenience Class) under this Plan in lieu of treatment as a Class 5 Claim and in full satisfaction of any and all distributions to be made under the Plan.

                           (c) Class 6: Senior Note Claims. Class 6 is impaired under this Plan and consists of Senior Note Claims. The Holders of Senior Note Claims, as of the Voting Record Date, shall be entitled to vote on this Plan. Pursuant to 11 U.S.C. § 510(b) all contractual subordination provisions in the Indentures shall be enforced for the purposes of all distributions under this Plan.

(i) Treatment if Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, then subject to Section 7.2 of the Plan, on or as soon as reasonably practicable after the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive, in full satisfaction, release, and discharge of its Allowed Senior Note Claim, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed Senior Note Claim and the denominator of which is the aggregate Face Amount of all Allowed Senior Note Claims) of the Senior Note Claim Portion of:

(x) 36,000,000 shares of New Common Stock representing 18% of the fully diluted common equity of Reorganized XO on the Effective Date (without giving effect to the New Common Stock issuable upon exercise of any options granted, or available for grant, to management or other employees of the Company) to be issued on the Effective Date in accordance with this Plan; and

(y) Two Hundred Million Dollars ($200,000,000).

(ii) Treatment if the Stand-Alone Events occur. If the Stand-Alone Events occur, then, subject to Sections 7.2 and 8.3 of the Plan, and depending upon the level of Senior Note Claim approval obtained for the Stand-Alone Plan, as set forth below, on or as soon as reasonably practicable after the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive in full satisfaction, release, and discharge of its Allowed Senior Note Claim, all as a gift from the entitled distribution of Holders of Senior Secured Lender Claims:

(x) if two-thirds or more of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve it, and the Official Committee of Unsecured Creditors has recommended a vote in favor of confirmation of the Stand-Alone Plan and not withdrawn such recommendation, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed Senior Note Claim, and the denominator of which is the aggregate Face Amount of all Allowed Senior Note Claims) of the Senior Note Claim Portion of:

(1) 4,750,000 shares of the New Reorganization Common Stock representing 5% of all issued and outstanding shares of New Reorganization Common Stock on the Effective Date (subject to dilution resulting from the exercise of the New Warrants, if any, allocated to the Senior Note Claims and General Unsecured Claims, issuance of shares pursuant to the Rights Offering and the exercise of New Options under the Management Incentive Program);

(2) New Series A Warrants to purchase 9,500,000 shares of New Reorganization Common Stock (representing 10% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan);

(3) New Series B Warrants to purchase 7,125,000 shares of New Reorganization Common Stock (representing 7.5% of the New Reorganization Common

Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan);

(4) New Series C Warrants to purchase 7,125,000 shares of New Reorganization Common Stock (representing 7.5% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan); and

(5) 10% of the FL/Telmex Recovery.

(y) if less than two-thirds of the Unaffiliated Senior Note Claims voting with respect to the Stand-Alone Plan vote to approve its confirmation, but the Official Committee of Unsecured Creditors has recommended a vote in favor of the Stand-Alone Plan, has not withdrawn such recommendation and the Debtor believes, in its reasonable judgment, that all of the members of such Committee have voted their Claims in favor of confirmation of the Stand-Alone Plan, its pro rata share (based on a fraction, the numerator of which is the Face Amount of its Allowed Senior Note Claim, and the denominator of which is the aggregate Face Amount of all Allowed Senior Note Claims) of the Senior Note Claim Portion of New Series B Warrants to purchase 4,750,000 shares of New Reorganization Common Stock (representing 5% of the New Reorganization Common Stock (but excluding any Rights Shares) issued and outstanding on the Effective Date of the Stand-Alone Plan); and

(z) regardless of any vote or recommendation with respect to the Plan, the Nontransferable Rights allocable to the Holders of Senior Note Claims pursuant to Section 3.6 of this Plan.

                           (d) Class 7: Subordinated Note Claims. Class 7 is impaired under this Plan and consists of Subordinated Notes Claims. Pursuant to 11 U.S.C. § 510(b) all contractual subordination provisions in the Indentures shall be enforced for the purposes of all distributions under this Plan. Holders of Claims in this Class are deemed to have rejected the Plan. Therefore, Class 7 is not entitled to vote to accept or reject this Plan.

(i) Treatment if Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, Holders of Subordinated Note Claims shall not receive or retain any distribution under this Plan and the Subordinated Note Claims will be cancelled and/or discharged.

(ii) Treatment if the Stand-Alone Events occur. If the Stand-Alone Events occur, Holders of Subordinated Note Claims shall not receive or retain any distribution under this Plan and the Subordinated Note Claims will be cancelled and/or discharged; provided, however, that each Holder of an Allowed Subordinated Note Claim shall be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share (based on a fraction, the numerator of which is the Face Amount of the Allowed Subordinated Note Claim as established pursuant to Section 3.6 below and the Denominator of which is the aggregate Face Amount of all Subordinated Note Claims as established pursuant to Section 3.6 below), of the Nontransferable Rights allocable to the Holders of Subordinated Note Claims pursuant to Section 3.6 of this Plan.

                           (e) Class 8: Securities Claims. Class 8 consists of Securities Claims. On the Effective Date of this Plan, such Securities Claims shall be discharged and the Holders of Securities Claims shall not receive or retain any distribution on account of such Securities Claims under this Plan. Holders of Claims in this Class are deemed to have rejected this Plan. Therefore, Class 8 is not entitled to vote to accept or reject this Plan.

                  3.4. Impaired Classes of Interests.

                           (a) Class 9: Old Preferred Stock Interests. Class 9 consists of Old Preferred Stock Interests. Holders of Old Preferred Stock Interests in this Class are deemed to have rejected this Plan. Therefore, Class 9 is not entitled to vote to accept or reject this Plan.

(i) Treatment if Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, on the Effective Date of this Plan, Holders of Old Preferred Stock Interests shall not receive or retain any distribution under this Plan and the Old Preferred Stock Interests will be cancelled and/or discharged.

(ii) Treatment if the Stand-Alone Events occur. If the Stand-Alone Events occur, then, Holders of Old Preferred Stock Interests shall not receive or retain any distribution under this Plan and the Old Preferred Stock Interests will be cancelled and/or discharged; provided, however, that each Holder of an Allowed Old Preferred Stock Interest shall be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share (based on a fraction, the numerator of which is the liquidation preference of Old Preferred Stock (as established pursuant to Section 3.6 below) that is the basis for the Allowed Old Preferred Stock Interest and the Denominator of which is the aggregate liquidation preference of Old Preferred Stock (as established pursuant to Section 3.6 below) that is the basis for all Old Preferred Stock Interests), of the Nontransferable Rights allocable to the Holders of Old Preferred Stock Interests pursuant to Section 3.6 of this Plan.

                           (b) Class 10: Old Common Stock Interests. Class 10 consists of Old Common Stock Interests. Holders of Old Common Stock Interests in this Class are deemed to have rejected this Plan. Therefore, Class 10 is not entitled to vote to accept or reject this Plan. Subject to the provisions of Section 3.7 of the Plan, Holders of Interests in Class 10 shall be treated as follows:

(i) Treatment if Transactions Contemplated by the Investment Agreement are Consummated. If the transactions contemplated by the Investment Agreement are consummated, on the Effective Date of this Plan, such Old Common Stock Interests will be cancelled and/or discharged and the Holders of Old Common Stock Interests shall not receive or retain any distribution on account of such Old Common Stock Interests under this Plan.

(ii) Treatment if the Stand-Alone Events occur. If the Stand-Alone Events occur, then, Holders of Old Common Stock Interests shall not receive or retain any distribution under this Plan and the Old Common Stock Interests will be cancelled and/or discharged; provided, however, that each Holder of an Allowed Old Common Stock Interests shall be entitled to receive and retain as a redistribution gift from the Senior Secured Lenders its pro rata share (based on a fraction, the numerator of which is the number of shares of Old Common Stock (as established pursuant to Section 3.6 below) that are the basis for the Allowed Old Common Stock Interest and the Denominator of which is the aggregate number of shares of Old Common Stock (as established pursuant to Section 3.6 below) that are the basis for all Old Common Stock Interests), of the Nontransferable Rights allocable to the Holders of Old Common Stock Interests pursuant to Section 3.6 of this Plan.

                           (c) Class 11: Other Old Equity Interests. Class 11 is impaired under this Plan and consists of Other Old Equity Interests. On the Effective Date of this Plan, such Other Old Equity Interests will be cancelled and/or discharged and the Holders of Other Old Equity Interests shall not receive or retain any distribution on account of such Other Old Equity Interests under this Plan. Holders of Other Old Equity Interests in this Class are deemed to have rejected this Plan. Therefore, Class 11 is not entitled to vote to accept or reject this Plan.

                  3.5. Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, nothing shall affect the Debtor’s or Reorganized XO’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoff or recoupments against holders of Unimpaired Claims.

                  3.6. Rights Offering.

                           (a) If the Stand-Alone Events occur, XO will offer 40,000,000 Rights Shares at $5.00 per share for an aggregate of $200 million through the Rights Offering described below. Although Holders of General Unsecured Claims (Class 5), Senior Note Claims (Class 6), Subordinated Note Claims (Class 7), Old Preferred Stock Interests (Class 9) and Old Common Stock Interests (Class 10) are not entitled to any Rights under the Plan, based upon negotiations between the Debtor and the Senior Lenders Committee, Holders of Classes 5, 6, 7, 9 and 10 will have the opportunity to exercise Nontransferable Rights to subscribe for any or all of the Rights Shares, subject to the priority and allocation rules described below through the first business day after the 29th day after the Effective Date. Thereafter, Transferable Rights will be issued to the Holders of Senior Secured Lender Claims (Class 1) covering any Rights Shares not issued upon exercise of Nontransferable Rights. The Transferable Rights will expire on the first business day after the 29th day after the Transferable Rights Certificates are delivered

                           (b) The following categories of Holders will have the opportunity to exercise Nontransferable Rights: (i) Holders of General Unsecured Claims (Class 5) and Senior Note Claims (Class 6), (ii) Holders of Subordinated Note Claims (Class 7), (iii) Holders of Old Preferred Stock Interests (Class 9) and (iv) Holders of Old Common Stock Interests (Class 10). Each Holder will have the opportunity to specify on its Nontransferable Rights Certificate the total number of Rights Shares it wishes to purchase (up to the full amount of the offering), subject to allocation and pro ration as set forth below:

First:	to the Holders of General Unsecured Claims (Class 5) and Senior Note Claims (Class 6), pro rata based on the ratio of the amount of each such exercising Holder’s Claim to the aggregate amount of all Claims in such Classes;

Second:	one-third of any remaining Nontransferable Rights to each of the following groups of Holders:

(i) Holders of Subordinated Note Claims (Class 7),

(ii) Holders of Old Preferred Stock Interests (Class 9), and

(iii) Holders of Old Class A Common Stock Interests,

allocated in each case pro rata based on the ratio of the amount of each such exercising Holder’s Claim, liquidation preference (in the case of Old Preferred Stock Interests) or number of shares (in the case of the Old Common Stock) to the aggregate amount of all Claims, liquidation preference or number of shares, as applicable, of such Holder’s Class; provided that if, but only to the extent that, the Holders of Old Class A Common Stock Interests receive Nontransferable Rights with an aggregate exercise price of less than $16,666,666, additional Nontransferable Rights will be issued and allocated to such Holders of Old Class A Common Stock Interests on such basis; provided, further, that any remaining Nontransferable Rights from such initial allocation to the Holders of Old Class A Common Stock Interests shall subsequently be reallocated to the Holders of Old Class A Common Stock Interests based on the ratio of the amount of each such exercising Holder’s funded but unfilled subscription request to the aggregate funded but unfilled subscription requests of all Holders of Old Class A Common Stock Interests;

Third:	any remaining Nontransferable Rights to the Holders of General Unsecured Claims (Class 5) and Senior Note Claims (Class 6), pro rata based on the ratio of the amount of each such exercising Holder’s funded but unfilled subscription request to the aggregate funded but unfilled subscription requests of all Holders of such Classes; and

Fourth:	any remaining Nontransferable Rights to the Holders of Subordinated Note Claims (Class 7), Old Preferred Stock Interests (Class 9) and Old Common Stock Interests (Class 10) pro rata based on the ratio of the amount of each such exercising Holder’s funded but unfilled subscription request to the aggregate funded but unfilled subscription requests of all Holders of such Classes.

                           (c) As soon as practicable after the Nontransferable Rights Expiration Date, if and to the extent that any outstanding Nontransferable Rights have not theretofore been exercised, the Company will issue and the Rights Agent will deliver to the Holders of Senior Secured Lenders Claims (Class 1) an equivalent number of Transferable Rights on a pro rata basis, based upon the amount of each such Holder’s Class 1 Claims.

                           (d) For purposes of determining a Holder’s pro rata share of the Rights Offering in Sections 3.3(a)(ii) above, the amount of each subject Claim or Interest shall be based on the liquidated amount of the subject Claim as of the Petition Date as reflected in the Debtor’s Schedules unless otherwise ordered by the Bankruptcy Court. For purposes of determining a Holder’s pro rata share of the Rights Offering in Sections 3.3(b)(ii), 3.3(c)(ii) and 3.3(d)(ii) above, the Face Amount shall be based on the liquidated amount of the subject Claims as of the Petition Date as reflected in the Debtor’s Schedules unless otherwise ordered by the Bankruptcy Court. For purposes of determining a Holder’s pro rata share of the Rights Offering in Sections 3.4(a)(ii) and 3.4(b)(ii) above, the number of shares of the subject Interests shall be based on the value of such Interests as of the Voting Record Date unless otherwise ordered by the Bankruptcy Court.

                  3.7. Compromise and Settlement of Shareholder Lawsuit. The Plan contemplates the compromise and settlement of the Shareholder Lawsuit pursuant to the terms of the Shareholder Stipulation. In connection with confirmation of the Plan, the Debtor shall file a motion seeking approval of the Shareholder Stipulation by the Bankruptcy Court. The Shareholder Stipulation provides, among other things, that Holders of Old Class A Common Stock Interests shall be entitled to receive certain consideration as a gift from the Holders of the Senior Secured Lender Claims in exchange for settling the Shareholder Lawsuit. The Shareholder Stipulation provides, among other things, the following consideration to the Holders of Old Class A Common Stock Interests:

                           (a) If the transactions contemplated by the Investment Agreement are consummated, the Holders of the Allowed Senior Secured Lender Claims waive their right to receive the first twenty million dollars ($20,000,000) in Cash interest otherwise payable to them pursuant to Section 3.3(a)(i) of the Plan and instead such amount shall be paid into escrow on behalf of the Holders of Old Class A Common Stock Interests within seven (7) days after the later of (x) the Effective Date and (y) the date such interest would otherwise be paid under the Plan; provided, that such amount, less any taxes, expenses, costs and attorneys’ fees and expenses awarded by the court in which the Shareholder Lawsuit is pending or other court of competent jurisdiction shall be distributed on the Distribution Date or as soon thereafter as is practicable to Holders of Old Class A Common Stock Interests.

                           (b) If the Stand-Alone Events occur,

(i) In the event of a Successful Recovery in connection with any Investor Litigation not involving the receipt of Other Consideration by any party, XO or Reorganized XO, as applicable, shall pay or cause to be paid into escrow on behalf of Holders of Old Class A Common Stock Interests within seven (7) business days after XO’s receipt of such Successful Recovery or any cash proceeds out of enforcing such Successful Recovery: (a) thirty-three and one-third percent (33 1/3%) of such Successful Recovery up to a maximum Successful Recovery of sixty million dollars ($60,000,000), for a maximum payment to Holders of Old Class A Common Stock Interests of twenty million dollars ($20,000,000); and in addition (b) three percent (3%) of the gross value of any such Successful Recovery in excess of sixty million dollars ($60,000,000) (collectively, the “Successful Recovery Fund”). The administration, distribution and tax payments on the Successful Recovery Fund shall be handled in the same manner as set forth above in connection with the Settlement Fund and distributions therefrom shall be made to Holders of Old Class A Common Stock Interests.

(ii) In the event that a Successful Recovery involves the receipt of Other Consideration by any party, then two independent investment advisors selected by Plaintiffs and XO, respectively, will agree on a value for the Successful Recovery. If no agreement can be reached between these two investment advisors, such advisors shall mutually agree upon and appoint a neutral advisor to value the Successful Recovery. After the agreement or neutral determination of the value of the Successful Recovery, any amounts owed to Holders of Old Class A Common Stock Interests shall be promptly liquidated (or, at XO’s or Reorganized XO’s election, the value thereof determined as described above shall be paid in cash by XO or Reorganized XO) and the proceeds of such liquidation or the value of such Other Consideration, as the case may be, together with that portion of the Successful Recovery that does not involve Other Consideration, shall be distributed in the same manner and to the same persons or entities as any cash consideration portion of a Successful Recovery; provided, however, that the amounts payable to Holders of Old Class A Common Stock Interests in respect of any Other Consideration portion of a Successful Recovery shall in no event exceed twenty million dollars ($20,000,000).

                  All Holders of Claims against and Interests in XO shall be bound by the terms of the Shareholder Stipulation.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

                  4.1. Continued Corporate Existence and Vesting of Assets in Reorganized XO. After the Effective Date, Reorganized XO shall continue to exist in accordance with the law in the jurisdiction in which it is incorporated and pursuant to its Certificate of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws are amended under this Plan. Except as otherwise provided in this Plan, on and after the Effective Date, all property of the Estate of the Debtor, including all claims, rights and causes of action and any property acquired by Debtor or Reorganized XO under or in connection with this Plan, shall vest in Reorganized XO free and clear of all Claims, liens, charges, other encumbrances and Interests other than (a) the liens of Holders of Other Secured Claims pursuant to applicable constituent documents and (b)(i) in the event the transactions contemplated by the Investment Agreement are consummated, the liens of the Senior Secured Lenders under the Amended and Restated Senior Credit Facility or (ii) if the Stand-Alone Events occur, the liens under the Exit Facility and the New Junior Secured Loans. On and after the Effective Date, Reorganized XO may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, Reorganized XO may pay the charges that it incurs on or after the Effective Date for Professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

                  4.2. Corporate Governance, Directors and Officers and Corporate Action.

                           (a) Certificates of Incorporation and Bylaws.

(i) If the Transactions Contemplated by the Investment Agreement are Consummated: The Certificate of Incorporation and Bylaws of the Debtor shall be amended as necessary to satisfy the provisions of this Plan, the Bankruptcy Code, and the Investment Agreement and shall include, among other things, (i) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) a provision under which Reorganized XO shall opt out of the provisions of Section 203 of the Delaware General Corporate Law; and (iii) authorization to issue New Class A Common Stock, New Class C Common Stock, New Class D Common Stock, New Class E Common Stock, (including future issuances of Conversion Common Stock) in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by this Plan, the Investment Agreement and the Management Stock Purchase Agreement. After the Effective Date, Reorganized XO may amend and restate the Amended Certificates of Incorporation and Bylaws as permitted by applicable law.

(ii) If the Stand-Alone Events occur: The Certificate of Incorporation and Bylaws of the Debtor shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code, be in a form reasonably acceptable to the Administrative Agent and be consistent with the terms and conditions of the Stand-Alone Term Sheet and any related agreements and shall include, among other things, (i) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) authorization to pay any amounts that are due or may become due pursuant to the Retention Bonus Plan; and (iii) authorization to issue the New Reorganization Common Stock pursuant to or upon exercise of the Post-Termination Securities, in amounts not less than the amounts necessary to permit the distribution thereof required or contemplated by this Plan. After the Effective Date, Reorganized XO may amend and restate the Amended Certificates of Incorporation and Bylaws as permitted by applicable law.

                           (b) Directors and Officers of Reorganized XO. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of Reorganized XO shall be the officers of the Debtor on the Filing Date (or as otherwise agreed to by the Investors, if applicable, prior to the Confirmation Date).

(i) If the Transactions Contemplated by the Investment Agreement are Consummated: On the Effective Date, the Board of Directors of Reorganized XO will consist of up to twelve (12) members. The Forstmann Little Investors have the right to nominate ten (10) directors to Reorganized XO’s Board of Directors, including up to five (5) independent directors nominated by Telmex to Reorganized XO’s Board of Directors. XO’s current Chairman of the Board and Chief Executive Officer will continue to serve Reorganized XO in those capacities. XO’s Bylaws will be amended pursuant to the terms of the Investment Agreement. Moreover, Reorganized XO’s Certificate of Incorporation shall be amended, as required by the terms of the Investment Agreement, including to opt out of the provisions of Section 203 of the Delaware General Corporation Law. Pursuant to section 1129(a)(5) of the Bankruptcy Code, XO will disclose, on or prior to the Confirmation Date, the identity and affiliations of any other person proposed to serve on the initial board of directors of Reorganized XO, and, to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person. The classification and composition of the board of directors of Reorganized XO shall be consistent with its Amended Certificate of Incorporation and Bylaws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificate of Incorporation and Bylaws, the other constituent documents of Reorganized XO, and applicable law. The initial officers of XO shall be the officers of XO as of the Petition Date or such other officers as shall be reasonably acceptable to the Investors to the extent provided by the Investment Agreement.

(ii) If the Stand-Alone Events occur: On the Effective Date, the Board of Directors of Reorganized XO will consist of seven (7) members designated as follows: (i) two by the Reorganized XO’s senior management and (ii) five by the Holders of Allowed Senior Secured Lender Claims, provided that if the Rights Offering yields more than $150 million, then one of the members of the Board nominated by the Holders of Senior Secured Lender Claims shall resign and the remaining directors shall elect to fill the vacancy an individual nominated by one or more of the parties who exercised Rights. The Amended Certificate of Incorporation and Bylaws shall effectuate the forgoing provisions.

                           (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificates of Incorporation and Bylaws or similar constituent documents, the selection of directors and officers for Reorganized XO, and all other actions contemplated by this Plan and the Investment Agreement shall be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for in this Plan involving the corporate structure of the Debtor or Reorganized XO, and any corporate action required by the Debtor or Reorganized XO in connection with this Plan, shall be deemed to have occurred and shall be in effect without any requirement of further action by the security holders or directors of the Debtor or Reorganized XO. On the Effective Date, the appropriate officers of Reorganized XO and members of the board of directors of Reorganized XO shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this Plan in the name of and on behalf of Reorganized XO.

                  4.3. Effectuating Documents and Further Transactions. Each of the Debtor or Reorganized XO, as appropriate, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

                  4.4. Cancellation of Notes, Other Old Equity, Old Common Stock and Old Preferred Stock. On the Effective Date, except as otherwise provided for herein, (i) the Notes, Other Old Equity, Old Common Stock, Old Preferred Stock, and any other notes, bonds (with the exception of surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or obligations of, or interests in, the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Unimpaired, Reinstated, or amended and restated under this Plan (including, if applicable upon implementation of the transactions contemplated under the Investment Agreement, the Senior Secured Lender Claims), shall be cancelled, and (ii) the obligations of the Debtor under any agreements, Indentures or certificates of designation governing the Notes, Other Old Equity, Old Common Stock, Old Preferred Stock, and any other notes, bonds (with the exception of surety bonds outstanding), indentures or other instruments or documents evidencing or creating any indebtedness or obligations of, or interests in, the Debtor, except such notes or other instruments evidencing indebtedness or obligations of the Debtor that are Unimpaired, Reinstated or amended and restated under this Plan (including, if applicable upon implementation of the transactions contemplated under the Investment Agreement, the Senior Secured Lender Claims), as the case may be, shall be discharged; provided, however, that the Notes and Indentures shall continue in effect solely for the purposes of (i) allowing the holders of the Senior Note Claims to receive their distributions hereunder, (ii) allowing the Senior Note Trustee to make the distributions to be made on account of the Senior Notes, and (iii) permitting the Senior Note Trustee, as it may choose, to assert any Note Trustee Charging Lien it may have against such distributions for payment of the Note Trustee Fees.

                  4.5. Issuance of New Securities.

(i) If the Transactions Contemplated by the Investment Agreement are Consummated: On or as soon as reasonably practicable after the Effective Date, Reorganized XO, in accordance with the terms of this Plan, shall issue and exchange, as necessary, for the benefit of Holders of the General Unsecured Claims and Note Claims, such shares of New Common Stock as are required by Sections 3.3(b) and (c) of this Plan. Also on the Effective Date, Reorganized XO shall issue to the Investors the New Investor Common Stock pursuant to the terms of the Investment Agreement. Further, on the Effective Date, Reorganized XO shall issue the Management Common Stock pursuant to the terms of the Management Stock Purchase Agreement. The issuance of the New Common Stock and the Conversion Common Stock is authorized without the need for any further corporate action.

(ii) If the Stand-Alone Events Occur: On or as soon as reasonably practicable after the Effective Date, Reorganized XO, in accordance with the terms of this Plan, shall (a) commence the Rights Offering as contemplated by the Stand-Alone Term Sheet and issue for the benefit of the persons exercising Rights such shares of New Reorganization Common Stock as are purchased upon exercise of the Rights and (b) issue and exchange, as necessary, for the benefit of Holders of the General Unsecured Claims and Note Claims, such shares of New Reorganization Common Stock and New Warrants as required by Sections 3.3(b)(ii) and (c)(ii) of this Plan. Also on the Effective Date, Reorganized XO shall issue to Holders of Senior Secured Lender Claims the New Reorganization Common Stock as required by Section 3.3(a)(ii) of this Plan. The issuance of the New Reorganization Common Stock (including, without limitation, respecting the foregoing, the New Options under the Management Incentive Program and the Rights Offering) is authorized without the need for any further corporate action.

                  4.6. Amended and Restated Senior Credit Facility. On the Effective Date, Reorganized XO is authorized and directed to execute and deliver the Amended and Restated Senior Credit Facility in the event the transactions contemplated by the Investment Agreement are consummated, and such other agreements and instruments contemplated thereby.

                  4.7. Sources of Cash for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for Reorganized XO to make payments under this Plan shall be obtained from existing Cash balances, Cash generated from operations and, (i) if the transactions contemplated by the Investment Agreement are consummated, the sale of shares of New Common Stock pursuant to the terms of the Investment Agreement and the Management Stock Purchase Agreement, or (ii) in the event the Stand-Alone Events occur, the proceeds from the Exit Facility, the Rights Offering, New Warrants and New Options upon exercise.

                  4.8. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under this Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Any transfers from the Debtor to Reorganized XO or otherwise pursuant to this Plan shall not be subject to any such taxes, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, any and all of the foregoing transactions whether taken on or after to the Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

                  4.9. Authorization for Merger. On the Effective Date, and upon consent of the Administrative Agent, which consent shall not be unreasonably withheld, (a) the Operating Subsidiaries may merge with or transfer assets to other Operating Subsidiaries, and (b) if the Stand-Alone Event occurs, a new corporation may be formed (“New XO”), and XO or Reorganized XO, as the case may be, may merge with and into New XO or a subsidiary of New XO or may transfer all of its assets (including the Operating Subsidiaries) to New XO or wholly owned subsidiaries of New XO, and the stock and securities to be issued under the Plan would be issued by New XO, and XO would dissolve; provided, that in the case of clause (a), if the transactions contemplated by the Investment Agreement are consummated, such merger or transfer shall be subject to any consents of the Investors required by the Investment Agreement.

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN

                  5.1. Classes Entitled to Vote. Classes 1, 5 and 6 are Impaired and entitled to vote to accept or reject each of the FL/Telmex Plan and Stand-Alone Plan separately. By operation of law, each Unimpaired Class of Claims (i.e., Classes 2, 3 and 4) is deemed to have accepted each of the FL/Telmex Plan and Stand-Alone Plan and, therefore, is not entitled to vote to accept or reject this Plan. By operation of law, Classes 7, 8, 9, 10 and 11 are deemed to have rejected each of the FL/Telmex Plan and Stand-Alone Plan and are not entitled to vote on this Plan.

                  5.2. Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the FL/Telmex Plan or Stand-Alone Plan, as applicable, if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3)

in amount of the Allowed Claims actually voting in such Class have voted to accept such Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept such Plan. An Impaired Class of Interests shall have accepted the FL/Telmex Plan or Stand-Alone Plan, as applicable if the Holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such Class have voted to accept such Plan.

                  5.3. Cramdown. To the extent necessary, the Debtor shall request Confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to any Class that rejects, or is deemed to have rejected, this Plan.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

                  6.1. Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims or Interests that first become Allowed Claims or Interests after the Effective Date shall be made pursuant to Articles III, VI and VII of this Plan. Notwithstanding the date on which any distribution of securities is made to a Holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution, such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

                  6.2. Interest on Claims. Unless otherwise specifically provided for or contemplated in this Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, other than (a) Other Secured Claims to the extent required by the applicable documents giving rise to such claims and (b) if the transactions contemplated in the Investment Agreement are consummated, Senior Secured Lender Claims as provided in the Senior Credit Facility.

                  6.3. Distributions by Reorganized XO. Reorganized XO or the Disbursing Agent shall make all distributions required to be distributed under this Plan. However, any distributions on account of Senior Secured Lender Claims shall be made to the Administrative Agent, and distributions on account of Senior Note Claims shall be made to the Senior Note Trustees. Reorganized XO may employ or contract with other entities to assist in or make the distributions required by this Plan.

                           (a) Distribution by Senior Note Trustee. The distributions to be made under the Plan to Holders of Senior Note Claims shall be made to the Senior Note Trustee, which, subject to any right of the Senior Note Trustee to assert its Note Trustee Charging Lien against the distributions, shall transmit the distributions to the Holders of such Senior Note Claims. All payments to Holders of Senior Note Claims shall be made only upon the Holder’s compliance with the requirements set forth in Section 6.10(a), or in the event that such instrument is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in Section 6.11. As soon as practicable after surrender of the Senior Note instrument evidencing the Senior Note Claim, the Senior Note Trustee shall distribute to the Holder thereof such Holder’s pro rata share of the distribution, but subject to any right of the Senior Note Trustee to assert its Note Trustee Charging Lien against such distribution.

                  6.4. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                           (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtor’s records or as otherwise available to the Debtor, the Administrative Agent, the Senior Note Trustees, or any other agent or servicer, unless such addresses are superseded by any proofs of claim or transfers of claim that may be filed pursuant to Bankruptcy Rule 3001.

                           (b) Undeliverable and Unclaimed Distributions.

(i) Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then current address.

(ii) After Distributions Become Deliverable. Reorganized XO, the Administrative Agent, the Stock Agent or the Senior Notes Trustee, as applicable, shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

(iii) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtor or its Estate, Reorganized XO, or its property. In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estate free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, subject to liens to which Senior Secured Lenders may be entitled (if any). Any New Common Stock or Post-Termination Securities, as applicable, held for distribution on account of such Claim shall be canceled and of no further force or effect. Nothing contained in this Plan shall require any Disbursing Agent, including, but not limited to, Reorganized XO, to attempt to locate any Holder of an Allowed Claim.

                  6.5. Record Date for Distributions. As of the close of business on the Distribution Record Date, the transfer register for the Notes, Old Common Stock, Old Preferred Stock and the Other Old Equity, as maintained by XO, the Note Trustees, any other applicable trustee or their respective agents shall be closed and the transfer of such securities or any interest thereon prohibited. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims or Interests who are Holders of such Claims or Interests, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and Reorganized XO shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on any official register as of the close of business on the Distribution Record Date.

                  6.6. Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim or Interest entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim or Interest first and then, to the extent the consideration exceeds the principal amount of the Claim or Interest, to the portion of such Claim or Interest representing accrued but unpaid interest.

                  6.7. Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized XO, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized XO. Cash payments to foreign creditors may be made, at the option of Reorganized XO, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

                  6.8. Withholding and Reporting Requirements. In connection with this Plan and all distributions thereunder, Reorganized XO shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized XO shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash, New Common Stock, and/or Post-Termination Securities, as applicable, shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to Reorganized XO for the payment and satisfaction of such tax obligations or has, to Reorganized XO’s satisfaction, established an exemption therefrom. Any New Common Stock or Post-Termination Securities, as applicable, to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Section 6.4 hereof.

                  6.9. Setoffs. Reorganized XO may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, but shall not be required to, set off against any Claim (other than a Director and Officer Claim) and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized XO may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized XO of any such claim that the Debtor or Reorganized XO may have against such Holder.

                  6.10. Surrender of Instruments or Securities. As a condition precedent to receiving any distribution pursuant to this Plan on account of an Allowed Claim or Interest, the Holder of such Claim or Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to Reorganized XO or its Senior Note Trustee or their agents, or the Administrative Agent, as applicable, unless waived in writing by Reorganized XO. Any New Common Stock or Post-Termination Securities, as applicable, to be distributed pursuant to this Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.4(b) of this Plan. Nothing herein shall require the surrender of any documentation by the Senior Secured Lenders.

                           (a) Notes. Each Holder of a Note Claim shall tender its Notes relating to such Claim to its Note Trustee or their agents, as applicable, in accordance with written instructions to be provided to such Holders by Reorganized XO or its Note Trustee as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such instruments will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such instruments with a letter of transmittal in accordance with such instructions. All surrendered Notes shall be marked as cancelled.

                           (b) Old Preferred Stock and Old Common Stock. Each Holder of an Old Preferred Stock Interest or Old Common Stock Interest shall tender its Old Preferred Stock or Old Common Stock instruments relating to such interest to Reorganized XO or its agents, as applicable, in accordance with written instructions to be provided to such Holders by Reorganized XO as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such instruments will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such instruments with a letter of transmittal in accordance with such instructions. All surrendered Old Preferred Stock or Old Common Stock instruments shall be marked as cancelled.

                           (c) Failure to Surrender Instruments. Any Holder of a Claim or Interest that fails to surrender or is deemed to have failed to surrender the applicable instruments required to be tendered hereunder within one year after the Effective Date shall have its Claim or Interest and its distribution pursuant to this Plan on account of such Claim or Interest discharged and shall be forever barred from asserting any such Claim or interest against Reorganized XO or its property. In such cases, any New Common Stock or Post-Termination Securities held for distribution on account of such Claim or Interest shall be disposed of pursuant to Section 6.4 hereof.

                  6.11. Lost, Stolen, Mutilated or Destroyed Securities. In addition to any requirements under the Indentures or any other applicable agreement, any Holder of a Claim or interest evidenced by an instrument that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument deliver to Reorganized XO or its Note Trustee or their agents, as applicable: (i) evidence reasonably satisfactory to Reorganized XO or its Note Trustee of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by Reorganized XO or its Note Trustee to hold Reorganized XO and its Note Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Interest. Upon compliance with this Article VI by a Holder of a Claim or Interest evidenced by a Note or other instrument, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such instrument.

                  6.12. Fractional Shares. No fractional shares of New Common Stock, Post-Termination Securities or Conversion Stock shall be distributed. The actual issuance shall reflect a rounding up (in the case of .5000 or more than .5000) of such fraction to the nearest whole New Common Stock, Post-Termination Securities or Conversion Stock share or a rounding down of such fraction (in the case of .4999 or less).

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

                  7.1. Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtor or Reorganized XO, as the case may be, shall file objections to Claims and Interests with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims and Interests to which objections are made, provided, however, that the Debtor and Reorganized XO shall not object to Claims Allowed pursuant to this Plan. Nothing contained herein, however, shall limit Reorganized XO’s right to object to Claims or Interests, if any, filed or amended after the Claims Objection Deadline. The Debtor and Reorganized XO shall be authorized to, and shall, resolve all Disputed Claims or Disputed Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

                  7.2. Reserve for Disputed Claims.

                           (a) Establishment of Reserves. Within ten (10) Business Days after the Effective Date, Reorganized XO shall establish a reserve (the “Disputed Claims Reserve”) on account of the Disputed Claims in Classes 5 (General Unsecured Claims) and 6 (Senior Note Claims). Reorganized XO shall fund the Disputed Claims Reserve with (i) in the event the transactions contemplated by the Investment Agreement are consummated, all of the shares of the Note Common Stock and Cash or, (ii) in the event that the Stand-Alone Events occur, the New Warrants, if any, in each case, that all Holders of Disputed General Unsecured Claims and Disputed Senior Note Claims would receive if all Disputed General Unsecured Claims and Disputed Note Claims were Allowed Claims immediately prior to the Distribution Date in an amount equal to the Face Amounts of such Disputed Claims. For purposes of calculating the distributions on the Distribution Date to Holders of Allowed Claims in Classes 5 (General Unsecured Claims) and 6 (Senior Note Claims) under Sections 3.3(c) and (d) of the Plan (including, without limitation, the calculation of General Unsecured Claim Portion and Senior Note Claim Portion), all Disputed General Unsecured Claims and Disputed Note Claims shall be deemed to be Allowed Claims in amounts equal to the Face Amounts of such Disputed Claims.

                           (b) Distribution Upon Allowance of a Disputed Claim. When a Disputed General Unsecured Claim or Disputed Senior Note Claim becomes an Allowed Claim, Reorganized XO shall distribute, on or as soon as practicable thereafter, to the Holder of such newly Allowed Claim from the Disputed Claims Reserve a distribution of (i) in the event the transactions contemplated by the Investment Agreement are consummated, the Note Common Stock and Cash equal to the number of shares and amount of Cash or (ii) in the event that the Stand-Alone Events occur, the New Warrants, if any, in each case, that would have been distributed to such Holder with respect to such Claim had such Claim been an Allowed Claim on the Distribution Date based on the Face Amount of such newly Allowed Claim; provided, however, that (i) in the event the transactions contemplated by the Investment Agreement are consummated, the aggregate number of shares and Cash distributed on account of the newly Allowed Claim may not exceed the total number of shares of Note Common Stock and amount of Cash reserved with respect to such Claim in the Disputed Claims Reserve and (ii) in the event that the Stand-Alone Events occur, the aggregate number of New Warrants distributed on account of the newly Allowed Claim may not exceed the total number of New Warrants reserved with respect to such Claim in the Disputed Claims Reserve.

                           (c) Final Distribution. When all Disputed General Unsecured Claims and all Disputed Note Claims have become Allowed Claims or have otherwise been resolved by a Final Order and the applicable distributions have been made on account of such newly Allowed Claims in accordance with Section 7.2(b) of this Plan, (i) in the event that the transactions contemplated by the Investment Agreement are consummated, any and all shares of Note Common Stock and Cash and (ii) in the event that the Stand-Alone Events occur, any and all New Warrants, remaining in the Disputed Claims Reserve (the “Remaining Reserve”) shall be distributed, on or as soon as practicable thereafter, to the Holders of the Allowed General Unsecured Claims and Allowed Senior Note Claims as follows: (x) each Holder of an Allowed General Unsecured Claim shall receive its pro rata share (based on a fraction, the numerator of which is the Face Amount of the Allowed General Unsecured Claim and the denominator of which is the aggregate Face Amounts of all Allowed General Unsecured Claims) of the General Unsecured Claim Portion of the Remaining Reserve; and (y) each Holder of an Allowed Senior Note Claim shall receive its pro rata share (based on a fraction, the numerator of which is the Face Amount of the Allowed Senior Note Claim and the denominator of which is the aggregate Face Amounts of all Allowed Senior Note Claims) of the Senior Note Claim Portion of the Remaining Reserve.

                  7.3. No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or Allowed Interest.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

                  8.1. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts or unexpired leases of Reorganized XO, except for any executory contract or unexpired lease that (i) has been assumed or rejected prior to the Confirmation Date or (ii) is identified on Schedule 8.1 hereto, which Schedule shall be in form and substance acceptable to the Investors to the extent required by the Investment Agreement and may be amended prior to the Confirmation Date, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code. All executory contracts or unexpired leases of Reorganized XO set forth on Schedule 8.1 shall be deemed rejected pursuant to sections 365 and 1123 of the Bankruptcy Code and the Holder of any Rejection Claim shall file a proof of claim within thirty (30) days after the Confirmation Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed and/or assigned pursuant to this Article VIII shall remain in full force and effect and be fully enforceable by Reorganized XO in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. To the extent applicable, all executory contracts or unexpired leases of Reorganized XO assumed pursuant to this Section 8.1 shall be deemed modified such that the transactions contemplated by this Plan shall not be a “change of control” however such term may be defined in the relevant executory contract or unexpired lease and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan.

                  8.2. Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the later of (i) the Effective Date, (ii) as due in the ordinary course of business or (iii) on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of Reorganized XO or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

                  8.3. Indemnification of Directors, Officers and Employees. The Director and Officer Claims, to the extent applicable, shall be deemed and treated as Claims arising under executory contracts that are assumed by Reorganized XO pursuant to this Plan and sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. In addition, to the extent such Claims are not included under assumed executory contracts, the Debtor’s obligations with respect to such Claims shall be assumed by Reorganized XO and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                  8.4. Compensation and Benefit Programs. Except as otherwise expressly provided hereunder, all Employment Contracts are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code excluding, however, any Employment Contract or portion thereof relating to Other Old Equity, such as those relating to the NEXTLINK Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan, which plan the Company has already terminated. All Employment Contracts assumed pursuant to this Section 8.4 shall be deemed modified such that the transactions contemplated by this Plan shall not be a “change of control” however such term may be defined in the relevant Employment Contracts.

ARTICLE IX

CONFIRMATION AND CONSUMMATION OF THE PLAN

                  9.1. Conditions to Confirmation. The Bankruptcy Court shall not enter the Confirmation Order unless and until the Confirmation Order is reasonably acceptable in form and substance to the Debtor, the Administrative Agent and, if a Termination Event has not occurred, the Investors (to the extent required by the Investment Agreement)

                  9.2. Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                           (a) The Confirmation Order confirming this Plan, as such Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably acceptable to the Debtor, the Administrative Agent, and, if a Termination Event has not occurred, the Investors (to the extent required by the Investment Agreement) and shall provide that:

(i) the Debtor and Reorganized XO are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents to be executed and/or delivered in connection with this Plan;

(ii) the provisions of the Confirmation Order are nonseverable and mutually dependent; and

(iii) (x) in the event the Investment Agreement is consummated, Reorganized XO is authorized to issue New Common Stock and is authorized to enter into the Amended and Restated Senior Credit Facility and other such agreements and instruments contemplated thereby or (y) in the event a Termination Event occurs and the

Debtor files the Stand-Alone Notice, Reorganized XO is authorized to issue the Post-Termination Securities and is authorized to enter into the Exit Facility and such other agreements and instruments contemplated by the Stand-Alone Term Sheet.

                           (b) The following agreements or instruments, in form and substance reasonably satisfactory to Reorganized XO, the Administrative Agent and, if a Termination Event has not occurred, the Investors (to the extent required by the Investment Agreement), shall be in full force and effect or shall become effective concurrently with the transactions contemplated on the Effective Date, and, if applicable, all conditions precedent contained therein shall have been satisfied:

(i) Amended Certificates of Incorporation and Bylaws of Reorganized XO;

(ii) If a Termination Event has not occurred, the Amended and Restated Senior Credit Facility and all similar documents provided for therein or contemplated thereby (to the extent required by the Investment Agreement);

(iii) If a Termination Event has not occurred, the Management Stock Purchase Agreement and the ancillary agreements contemplated thereby, to the extent that the transactions contemplated by the Investment Agreement are to be consummated.

(iv) If a Termination Event occurs and the Debtor files the Stand-Alone Notice, agreements and any other instruments that evidence the New Junior Loans, the Post-Termination Securities, the Exit Facility, if applicable, and such other agreements and instruments, to the extent required by the Stand-Alone Term Sheet.

                           (c) The Amended Certificates of Incorporation and Bylaws of Reorganized XO, as necessary, shall have been filed with the appropriate authority in accordance with such jurisdiction’s corporation laws.

                           (d) All actions, documents and agreements necessary to implement this Plan shall have been effected or executed and shall be reasonably acceptable to the Administrative Agent and, if a Termination Event has not occurred, the Investors (to the extent required by the Investment Agreement).

                           (e) The new board of directors of Reorganized XO shall have been appointed.

                           (f) If a Termination Event has not occurred, the Investors shall have made the Investment as required by the Investment Agreement.

                           (g) If a Termination Event has not occurred, to the extent required by the Investment Agreement, all conditions precedent to the closing of the transactions under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof.

                           (h) If a Termination Event occurs and the Debtor files the Stand-Alone Notice, all conditions precedent to closing the Exit Facility (other than the occurrence of the Effective Date) shall have been satisfied or waived.

                           (i) The Bankruptcy Court shall have approved the Shareholder Stipulation and all other conditions to the effectiveness of the Shareholder Stipulation shall have been satisfied.

                  9.3. Waiver of Conditions. Each of the conditions set forth in section 9.2 above may be waived in whole or in part by the Debtor (and with the prior written consent of the Administrative Agent which cannot be unreasonably withheld and, if a Termination Event has not occurred, the Investors (to the extent required by the Investment Agreement)) without any other notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive a condition to the Effective Date may be asserted by the Debtor or Reorganized XO regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Reorganized XO). The failure of the Debtor or Reorganized XO, the Investors (to the extent required by the Investment Agreement) or the Administrative Agent to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

                  9.4. Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur prior to March 15, 2003, or by such later date, after notice and hearing, as is proposed by the Debtor, then upon motion by the Debtor and upon notice to such parties in interest as the Bankruptcy Court may direct, the Debtor will seek an order of the Bankruptcy Court vacating the Confirmation Order; provided, however, that the Debtor shall not be precluded from seeking to vacate the Confirmation Order prior to such date; provided, further, however, that notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.4, (a) this Plan shall be null and void in all respects; and (b) any settlement of Claims and Interests provided for hereby shall be null and void without further order of the Bankruptcy Court.

ARTICLE X

EFFECT OF PLAN CONFIRMATION

                  10.1. Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized XO.

                  10.2. Discharge of Claims and Termination of Interests.

                           (a) Except as provided in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the rights afforded under this Plan and the treatment of Claims and Interests under this Plan shall be in exchange for, and in complete satisfaction, discharge and release of, all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Confirmation Order or this Plan, Confirmation shall (a) discharge the Debtor from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted this Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtor; provided, however, all obligations under the Senior Credit Facility shall survive except to the extent expressly replaced by the Amended and Restated Senior Credit Facility.

                           (b) As of the Confirmation Date, except as provided in this Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtor, Reorganized XO, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such claims and rights of equity security holders in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time to the extent that such judgment relates to a discharged Claim or Interest.

                  10.3. Injunction.

                           (a) Except as otherwise provided in this Plan, entities who have held, hold or may hold Claims against or Interests in the Debtor are (i) permanently enjoined from taking any of the following actions against the Estate or any of its property on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against the Debtor, Reorganized XO, or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

                           (b) By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have specifically consented to the injunctions set forth in this Section.

                  10.4. Releases.

                           (a) Releases by the Debtor. As of the Effective Date, the Debtor and Reorganized XO, in their individual capacities and as debtor in possession, will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtor or Reorganized XO to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, Reorganized XO, the parties released pursuant to this Section 10.4, the Chapter 11 Case, or this Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtor or its Estate or Reorganized XO, whether directly, indirectly, derivatively or in any representative or any other capacity, against (i) the current and former directors, officers and employees of the Debtor (other than for money borrowed from or owed to the Debtor or its subsidiaries by any such directors, officers or employees as set forth in the Debtor’s books and records) and the Debtor’s agent, and Professionals, and the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors, and professionals of the foregoing; (ii) the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors and the Administrative Agent, and the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing; and (iii) in the event the Investment Agreement is consummated, the Forstmann Little Entities and Telmex, and the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors, and professionals of the foregoing.

                           (b) Releases by Holders of Claims and Interests.

(i) On the Effective Date, in the event that the transactions contemplated by the Investment Agreement are consummated, all holders of Claims and Interests, in consideration for the obligations of the Debtor and Reorganized XO under this Plan, the obligations of the Investors under the Investment Agreement, and the Cash, New Common Stock and other contracts, instruments, releases, agreements or documents to be delivered in connection with this Plan, and each entity (other than the Debtor) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtor’s or Reorganized XO’s obligations under this Plan, and the contracts, instruments, releases, agreements and documents delivered under this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, this Plan or the Disclosure Statement against (i) Forstmann Little Entities, (ii) Telmex, (iii) the current and former directors, officers and employees of the Debtor, (iv) the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors and the Administrative Agent and (v) the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing. The releases and injunctions provided in Sections 10.4, 10.5 and 10.6 of this Plan are an integral part of this Plan and are supported by the consideration provided hereunder and under the Investment Agreement.

(ii) On the Effective Date, in the event the Stand-Alone Events occur, (i) each Holder of a Claim or Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all Holders of Claims and Interests, in consideration for the obligations of the Debtor and Reorganized XO under this Plan, and the Warrants, New Reorganization Common Stock and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, and each entity (other than the Debtor) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the obligations of any party under this Plan, the Investment Agreement, if applicable, and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, this Plan or the Disclosure Statement against (i) the current and former directors, officers and employees of the Debtor and such Professionals’ affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors, and professionals (but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement); (ii) the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors and the Administrative Agent, and the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing (but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement); and (iii) the Investors excluding with respect to any breach by either of the Investors under the Investment Agreement.

(iii) Notwithstanding anything to the contrary contained herein, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, the releases provided for in this Section 10.4(b) of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, (y) the environmental laws of the United States or any state, city or municipality, or (z) any criminal laws of the United States or any state, city or municipality.

                  10.5. Exculpation and Limitation of Liability.

                           (a) In the event that the transactions contemplated by the Investment Agreement are consummated, none of the Debtor, Reorganized XO, the Administrative Agents, the Forstmann Little Entities, Telmex, the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors, the Administrative Agents, the entities participating as lenders under the Amended and Restated Senior Credit Facility, nor any of their respective current or former members, partners, officers, directors, employees, affiliates, agents and advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have or incur any liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of the Debtor’s restructuring, this Plan, the Chapter 11 Case, the Disclosure Statement, the Investment Agreement, the Bank Plan Support Agreement, the Amended and Restated Senior Credit Facility, the Stockholders Agreement, any agreements relating to the foregoing or to the transactions contemplated by the Stand-Alone Term Sheet, the solicitation of votes for and the pursuit of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

                           (b) In the event that the Stand-Alone Events occur, none of the Debtor, Reorganized XO, the Investors (except with respect to any breach by either of the Investors under the Investment Agreement), the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors, the Administrative Agents, nor any of their respective current or former members, partners, officers, directors, employees, affiliates, agents and advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement, shall have or incur any liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of the Debtor’s restructuring, including without limitation the negotiation and execution of the Investment Agreement or any agreements relating thereto or to the transactions contemplated by the Stand-Alone Term Sheet, this Plan, the Chapter 11 Case, the Disclosure Statement, the Bank Plan Support Agreement,

the solicitation of votes for and the pursuit of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

                  10.6. Injunction Related to Releases and Exculpation. The Confirmation Order will permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Sections 10.4 and 10.5 of this Plan.

                  10.7. Preservation of Rights of Action; Cancellation of Note Claims held by Company; Settlement of Litigation Claims.

                           (a) Preservation of Rights of Action. Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtor and its Estate shall retain the Litigation Claims. Reorganized XO, as the successor in interest to the Debtor and its Estate, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.

                           (b) Cancellation of Note Claims, Old Preferred Stock Interests and Old Common Stock Interests held by Company. Any Note Claims, Old Preferred Stock Interests and Old Common Stock Interests held by the Company shall be deemed cancelled and released and no distributions shall be made on account of such Claims.

                           (c) Settlement of Litigation Claims. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, Reorganized XO may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

                  10.8. Termination of Subordination Rights and Settlement of Related Claims.

                           (a) The classification and manner of satisfying all Claims and Interests under this Plan take into consideration all subordination rights, if any, whether arising by contract, under the Indentures or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise.

                           (b) Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim may have or any distribution to be made pursuant to this Plan on account of such Claim. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, Reorganized XO, their respective properties, and Holders of Claims and Interests, and is fair, equitable and reasonable.

                  10.9. Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

ARTICLE XI

RETENTION OF JURISDICTION

                  Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                           (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                           (b) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor or Reorganized XO may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                           (c) Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of this Plan;

                           (d) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

                           (e) Enter such order as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                           (f) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any contract,

instrument, release or other agreement or document that is executed or created pursuant to or in connection with this Plan, or any entity’s rights arising from or obligations incurred in connection with this Plan or such documents including, without limitation, the Shareholder Stipulation;

                           (g) Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan or vacate the Confirmation Order;

                           (h) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), and 1103 of the Bankruptcy Code, provided, however, that from and after the Effective Date, the payment of fees and expenses of Reorganized XO, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                           (i) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

                           (j) Hear and determine causes of action by or on behalf of the Debtor or Reorganized XO;

                           (k) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                           (l) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to this Plan are enjoined or stayed;

                           (m) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order including, without limitation, the Shareholder Stipulation;

                           (n) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

                           (o) Hear and determine all matters related to (i) the property of the Estate from and after the Confirmation Date and (ii) the activities of Reorganized XO;

                           (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code;

                           (q) Hear and determine any and all matters, claims or disputes arising from or relating to any contract, instrument, release, agreement, or document executed and delivered under or in connection with this Plan; and

                           (r) Enter an order closing the Chapter 11 Case.

ARTICLE XII

MISCELLANEOUS PROVISIONS

                  12.1. Bar Date for Administrative Claims. The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims. Holders of Administrative Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor and Reorganized XO shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                  12.2. Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                  12.3. Amendment or Modification of this Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtor reserves the right (with the prior written consent of the Investors, to the extent required by the Investment Agreement) to alter, amend or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

                  12.4. Severability of Plan Provisions. Subject to the terms and conditions of the Investment Agreement (including, without limitations, Section 5.2(m) thereof), if, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  12.5. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtor and its successors and assigns, including, without limitation, Reorganized XO. The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

                  12.6. Plan Supplement. The Plan Supplement, which shall include certain exhibits, lists, schedules, or documents to be executed in connection with this Plan, shall be filed with the Bankruptcy Court not later than five (5) days prior to the Confirmation Hearing. Upon its filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to the Debtor. The documents contained in the Plan Supplement shall be reasonably acceptable to the Investors and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                  12.7. Revocation, Withdrawal or Non-Consummation. The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws this Plan, or if Confirmation or consummation does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void, and (c) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other person, (ii) prejudice in any manner the rights of the Debtor or any other person, or (iii) constitute an admission of any sort by the Debtor or any other person.

                  12.8. Notice. All notices, requests and demands to or upon the Debtor or Reorganized XO, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  XO COMMUNICATIONS, INC.
                  11111 Sunset Hills Road,
                  Reston, Virginia 20190
                  Telephone: (703) 547-2000
                  Facsimile: (703) 547-2025
                  Attn: General Counsel

                  with copies to:

                  WILLKIE FARR & GALLAGHER
                  787 Seventh Ave
                  New York, New York 10019-6099
                  Telephone: (212) 728-8000
                  Facsimile: (212) 728-8111
                  Attn: Tonny K. Ho, Esq.
                            Bruce R. Kraus, Esq.
                            Matthew A. Feldman, Esq.

                  12.9. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan and (ii) the laws of the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor, without giving effect to the principles of conflicts of law thereof.

                  12.10. Tax Liability. Reorganized XO is hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor for all taxable periods ending after the Petition Date through, and including, the Effective Date.

                  12.11. Schedules. All exhibits and schedules to this Plan and this Plan Supplement are incorporated hereby and are made a part of this Plan as if set forth in full herein.

                  12.12. Controlling Documents. To the extent there is any inconsistency or ambiguity between any term or provision contained in the Plan or Investment Agreement, on the one hand, and the Disclosure Statement, the Bank Plan Support Agreement or any other agreement or document executed or delivered in connection therewith, on the other, the terms and provisions of the Plan or Investment Agreement, as applicable, shall control; provided that, to the extent there is any inconsistency or ambiguity between any term or provision contained in the Plan and the Investment Agreement, the terms and provisions of the Investment Agreement shall control.

                  12.13. Jurisdiction over Reorganized XO. Notwithstanding the jurisdiction retained in Article XI hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order that modifies the New Common Stock or the rights of the holders thereof.

                  12.14. Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtor shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:	New York, New York July 22, 2002

Respectfully submitted, XO COMMUNICATIONS, INC.

By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman

	Title:	Senior Vice President, General Counsel and Secretary

WILLKIE FARR & GALLAGHER Attorneys for XO Communications, Inc., Debtor and Debtor in Possession

Tonny K. Ho, Esq. Matthew A. Feldman, Esq. Carollynn H.G. Callari, Esq. 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

1	Bell South Telecommunications, Inc.	600 North 19th Street, 9th Floor	Birmingham	AL	35203	Marcus B. Cathey	Dial Access Service Agreement Dated 4/3/00	08/01/2002

2	Pacific Bell	14709 Van Nuys	Van Nuys	CA	91405	John Acevedo	Agreement for Installation and Maintenance of Telecommunications Service (Dial Access Service) Dated 7/23/99	08/01/2002

3	Global Crossing Bandwidth Inc.	90 Castilian Drive, Suite 200	Goleta	CA	93117	Jessica Solomon	Local Exchange Carrier Service Agreement Dated 3/29/99 for private line services.	08/01/2002

4	William Communications Inc.	One Technology Center	Tulsa	OK	74103	Frank Semple	Carrier Service Agreement No. 99R097600 Dated 6/3/99	Effective Date*

5	William Communications Group, Inc.	15100 Southwest Koll Parkway	Beaverton	OR	97006	Elizabeth Rydbom	Agreement for Purchase and Sale of Services and Equipment Dated 7/25/97	Effective Date

6	Consolidated Rail Corporation	2001 Market Street, 16A	Philadelphia	PA	19103	John K. Enright	License Agreement for fiber optic innerduct and right of way dated 2/15/99	09/01/2002

7	Cable and Wireless USA	45195 Business Court	Dulles	VA	20166	Troy Drake	IT Transit Agreement	Effective Date

8	Hewlett-Packard Company	3000 Hanover Street	Palo Alto	CA	94304-1185	Ann O. Baskins, Esq., Sr. Vice President and General Counsel	Financing Agreement No. 5160A for OpenView Software J3400A Dated 4/21/98	08/01/2002

9	DoubleClick, Inc.	450 W. 33rd St. 16th Floor	New York	NY	10001	Robert Grossberg	Doubleclick IO and Advertiser Agreement effective 6/15/01	08/01/2002

10	McLeod USA Telecommunications Services, Inc. (f/k/a Cap Rock Telecommunications)	6400 C Street S.W	Cedar Rapids	IA	52404	Law Group	Master Services Agreement for DS-1, DS-3 and/or OC-N telecommunications capacity dated 9/17/00	Effective Date

*“Effective Date” shall have the same meaning as ascribed to it in the Debtor’s Third Amended Plan of Reorganization.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

11	Colonial Realty Limited Partnership	300 Colonial Center Parkway, Suite 200	Roswell	GA	30076	Tom LaDow	Telecommunications License Agreement — Colonial Center 100 Building, Effective 2/01/01	08/01/2002

							Telecommunications License Agreement — Colonial Center 200 Building Effective 2/01/01	08/01/2002

							Telecommunications License Agreement — Colonial Center 300 Building Effective 2/01/01	08/01/2002

12	WHWPP Real Estate Limited Partnership	111 West Port Plaza	Saint Louis	MO	63146	Candace Spearman	Telecommunications License Agreement — 111 West Port Plaza Building, Effective 5/31/01	08/01/2002

							Telecommunications License Agreement — 77 West Port Plaza Building, Effective 5/31/01	08/01/2002

							Telecommunications License Agreement — 940 West Port Plaza Building, Effective 5/31/01	08/01/2002

13	Lucent Technologies Inc.	600 Mountain Avenue	Murray Hill	NJ	07974	Kathy Petrelli	Agreement for Purchase and Sale of Equipment No. LNM99-100511105 Dated 8/24/00	08/01/2002

							SOW for Remote Technical Support and Repair & Replacement Dated 1/01/01	08/01/2002

14	Intentionally Omitted**

15	De Lage Landen Financial Services	1055 Westlakes Drive	Berwyn	PA	19312-2410	Legal Department	Lease Agreement No. 24383037 for office equipment dated 2/26/01.	08/01/2002

							Lease Agreement No. 24381140 for office equipment dated 2/28/01	08/01/2002

							Lease Agreement No. 24371462 for office equipment dated 12/15/00	08/01/2002

16	Xerox Capital Services, LLC	1301 Ridgeview Drive Building R382	Lewisville	TX	75057	Pearl Young	Lease Agreement No. 252445 for photocopier dated 10/15/99	08/01/2002

							Lease Agreement No. 937716 for photocopier dated 3/30/01	08/01/2002

							Lease Agreement No.138238 for photocopier dated 5/13/99	08/01/2002

**     The Debtor and Globe Building Company have reached an agreement with respect to the Real Estate Lease Agreement. Based on such agreement, the Debtor has removed the Real Estate Lease Agreement from this Schedule 8.1.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

17	Canon Financial Services, Inc.	PO Box 42937	Philadelphia	PA	19101-2937	Legal Department	Lease Agreement No. 1-10522901 for fax machine dated 5/19/99	08/01/2002

							Lease Agreement No. 105229-2 for a 9000 series fax machines dated 5/21/99	08/01/2002

							Lease Agreement No. 10522903 for 2 9000 series fax machines dated 9/22/99	08/01/2002

							Rental Agreement No. 1-105229-4 2 fax 9000 fax machines and 2 6551 photocopiers dated 10/27/99	08/01/2002

							Lease Agreement No. 105229-05 for 9000L fax dated 12/24/99	08/01/2002

							Lease Agreement No. 105229-6 for 9000 fax machine dated 2/24/00	08/01/2002

							Lease Agreement No. 105229-07 for 3170 fax unit dated 4/20/00	08/01/2002

							Lease Agreement No. 1-105229-08 for a 9000 plain paper fax machine dated 5/29/00	08/01/2002

18	Minolta Business Systems	1111 Old Eagle School Road	Wayne	PA	19087	Ben Tipton	Rental Agreement for Office Equipment Effective 3/27/00	08/01/2002

19	IKON Office Solutions, Inc.***	4900 Seminary Road, 12th Floor	Alexandria	VA	22311	Bob Zavarick	Master Lease Agreement No. 00320 00320AA, Canon NP 6016, H1 dated 11/4/98	09/30/2002 09/30/2002

							00320K, NP6050, dated 1/27/98	09/30/2002

							00320L, Sharp 2275, dated 3/17/98	09/30/2002

							00320M, Canon NP 6050, dated 4/9/98	09/30/2002

							00320N, Canon NP 6551, dated 5/4/98	09/30/2002

							00320O, Canon LC 9000, dated 5/29/98	09/30/2002

							00320Q, Canon NP6551, dated 6/22/98	09/30/2002

							00320R, 2/Canon LC 9000, dated 6/11/98	09/30/2002

							00320S, 2/Canon NP 6551, 2/Canon 9000, dated 7/8/98	09/30/2002

							00320U, Canon NP 6551, Canon 9000, dated 8/17/98	09/30/2002

							00320V, Canon 4000, dated 8/19/98	09/30/2002

							00320W, Canon NP 6330, dated 9/4/98	09/30/2002

							00320X, Canon L-4000, dated 9/10/98	09/30/2002

***     This Schedule is intended to reflect that all lease agreements between the parties relating to equipment provided by IKON are rejected as of 11:59 p.m. on September 30, 2002 and is not intended to affect, in any manner, the stipulation between the parties relating to the lease agreements So-Ordered by the Bankruptcy Court on September 27, 2002.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

(IKON Office Solutions cont’d)

							00320Y, Canon NP6551, dated 10/22/98	09/30/2002

							00320Y, Canon L-9000, dated 9/28/98	09/30/2002

							00320Z, Canon NP 6551, dated 10/29/98	09/30/2002

							Master Lease Agreement No. 00649	09/30/2002

							00649AAA for Canon NP 6551 dated 2/9/00	09/30/2002

							00649AAAA for Canon 9000L dated 10/3/00	09/30/2002

							00649AAAB, Canon IR 330S, dated 9/14/00	09/30/2002

							00649AAAC, Canon CLC 900, dated 9/14/00	09/30/2002

							00649AAAD for Canon IR 550 dated 10/3/00	09/30/2002

							00649AAB, Canon IR 550, Canon IR 400, 2/Canon 9000L, dated 2/16/00	09/30/2002

							00649AAC, Canon 7130F, dated 3/1/00	09/30/2002

							00649AAD, Canon IR550, dated 3/1/00	09/30/2002

							00649AAE, Canon 7130F, dated 3/17/00	09/30/2002

							00649AAF, Canon 9000L dated 3/17/00	09/30/2002

							00649AAH, 2/Canon LC2060, dated 4/19/00	09/30/2002

							00649AAI, Canon LC 3175MS, dated 4/20/00	09/30/2002

							00649AAJ, 2/Canon 9000L, dated 5/15/00	09/30/2002

							00649AAK, Canon LC 2060, dated 5/8/00	09/30/2002

							00649AAK, Canon IR 400S, dated 5/1/00	09/30/2002

							00649AAL, Canon LC 3170, dated 6/27/00	09/30/2002

							00649AAN, Canon IR 330S, dated 6/7/00	09/30/2002

							00649AAO for Ricoh Aficio 850	09/30/2002

							00649AAP for Canon IR 550 dated 6/26/00	09/30/2002

							00649AAQ for Canon IR 550 dated 7/7/00	09/30/2002

							00649AAR, Canon IR 550, dated 8/3/00	09/30/2002

							00649AAS, Canon Fax 2060, dated 7/13/00	09/30/2002

							00649AAT, Canon IR 550, dated 7/12/00	09/30/2002

							00649AAU, Canon 4500, dated 7/28/00	09/30/2002

							00649AAV, Canon IR550, dated 7/31/00	09/30/2002

							00649AAW, Canon 2060, dated 8/10/00	09/30/2002

							00649AAY for Canon fax 2060 dated 8/15/00	09/30/2002

							00649AA, 2/Canon NP6551, 2/Canon LC 8500, dated 7/14/99	09/30/2002

							00649AB, canon LC 9000S, dated 7/14/99	09/30/2002

							00649AC, Ricoh 7960, dated 7/16/99	09/30/2002

							00649AE, Canon NP 6551, 2/Canon 8500, dated 7/21/99	09/30/2002

							00649AF, Ricoh Fax 3700L, dated 7/26/99	09/30/2002

							00649AG, Canon LC9000, dated 7/28/99	09/30/2002

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

(IKON Office Solutions cont’d)

							00649AI, Canon NP 6551, Canon LC 9000, dated 8/9/99	09/30/2002

							00649AI, Ricoh Aficio 650, dated 8/2/99	09/30/2002

							00649AK for Canon LC 9000 dated 8/10/99	09/30/2002

							00649AL, Canon CLC 900, dated 8/16/99	09/30/2002

							00649AM, Canon LC 9000 dated 8/10/99	09/30/2002

							00649AN, Canon LC 9000, dated 8/19/99	09/30/2002

							00649AP, Canon NP 6551, Canon LC 9000, dated 9/7/99	09/30/2002

							00649AQ, Canon 6551, Canon LC9000, dated 9/7/99	09/30/2002

							00649AR, 4/Canon IR 600, 5/ Canon LC 9000, 1/Canon LC4000, dated 9/9/99	09/30/2002

							00649AT, Canon IR 550, dated 9/30/99	09/30/2002

							00649AU, Canon LC 9000, dated 9/30/99	09/30/2002

							00649AV, Canon IR 400S, 2/Canon 9000Fax, dated 11/2/99	09/30/2002

							00649AX, Canon IR 550, 2/Canon 9000l, dated 12/1/99	09/30/2002

							00649AY, Canon 9000L, dated 12/27/99	09/30/2002

							00649AZ, Canon 9000L, dated 1/31/00	09/30/2002

							00649C, Canon LC 9000, dated 11/13/98	09/30/2002

							00649D, Canon NP6551, Canon LC 8500, dated 11/13/98	09/30/2002

							00649E for Ricoh 7660 dated 11/30/98	09/30/2002

							00649F, Canon NP6551, dated 12/15/98	09/30/2002

							00649G for Canon LC9000 and L-4000 dated 1/4/99	09/30/2002

							00649H, Canon NP 6551, dated 1/13/99	09/30/2002

							00649K, 3/Ricoh Aficio 350, 3/Ricoh 2700 Fax, dated 2/8/99	09/30/2002

							00649L, Canon NP 6330, 2/Canon 4000, dated 2/12/99	09/30/2002

							00649M, Canon LC 8500, dated 2/23/99	09/30/2002

							00649O for Canon LC-8500 dated 3/5/99	09/30/2002

							00649P, Canon NP 6550, dated 3/31/99	09/30/2002

							00649S for Canon LC-8500 dated 4/5/99	09/30/2002

							00649T, Canon LC-4000, dated 4/7/99	09/30/2002

							00649U, Canon LC-4000, dated 4/21/99	09/30/2002

							00649V, Canon IR 400, dated 6/2/99	09/30/2002

							00649W for Rico Aficio 350 dated 5/25/99	09/30/2002

							00649X, 2/Canon 900, dated 6/4/99	09/30/2002

							00649Y, Canon IR 330, dated 6/17/99	09/30/2002

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

(IKON Office Solutions cont’d)

							00649Z for Canon NP 6551, dated 7/6/99	09/30/2002

							Lease Agreement No. LA 0172 , Canon IR 550, dated 11/30/00	09/30/2002

							Image Management Agreement No. 695337, 2/Canon NP6050, dated 10/6/00	09/30/2002

							Lease Agreement No. A78155, Canon NP-6551 , Canon LC-9000L Fax, dated 8/9/00	09/30/2002

20	American Airlines Center; Center Operating Company, L.P.	Admiral Executive Level; 2500 Victory Avenue	Dallas	TX	75219	Jeff Tummonds	American Airlines Center Platinum Seat Reservation Agreement for Platinum Seats, Section 221, Row A, Seats 11-14	09/01/2002

American Airlines Center Platinum Seat License Agreement, dated 1/4/01, for Platinum Seats, Section 221, Row A, Seats 11-14

21	Intentionally Omitted****

22	Intentionally Omitted*****

23	MCI WorldCom Network Services, Inc.	6929 North Lakewood Avenue	Tulsa	OK	74117	Robert Brejcha	Telecommunications Services Agreement, No. NLC- 001101, entered into as of 8/28/00	Effective Date

****The Debtor and Inter-Tel Net Solutions, Inc. have reached an agreement with respect to the Agent Agreement. Based on such agreement, the Debtor has removed the Agent Agreement from this Schedule 8.1.

*****The Debtor and Expanets have reached an agreement with respect to the Agent Agreement. Based on such agreement, the Debtor has removed the Agent Agreement from this Schedule 8.1.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

24	Steelcase Financial Services, Inc.******	901 44th Street S.E.	Grand Rapids	MI	49508	Steve Downs	Master Lease Agreement No. 11289	Effective Date

25	CarrAmerica Realty Corporation******	10785 Willows Road, NE, Suite 250	Redmond	WA	98052	Attn: Market Officer; Margot Mitchell, Sr. Lease	Real Estate Lease Agreement for 10545 Willows Road NE, Redmond, Washington, Term 7/12/99 - 7/31/04	Effective Date

	(alternate address)	1850 K Street, NW, Suite 500	Washington	D.C	20006	Attn: Lease Administration

26	Nextel West Corp. c/o Nextel Communications, Inc.******	2001 Edmund Halley Drive, MS1W125	Reston	VA	20191	Attn: Real Estate Administration; Cheryl Tipton	Real Estate Sublease Agreement for 10545 Willows Road NE, Redmond, Washington, Term 6/1/00 - 9/29/04	Effective Date

	(alternate address)	2001 Edmund Halley Drive, MS5W520	Reston	VA	20191	Attn: Legal Dept., Real Estate Counsel

27	Mesquite Corporate Center LLC; notices to be addressed: Mesquite Corporate Center LLC c/o Trammell Crow	2850 E. Camelback Rd., Ste. 270	Phoenix	AZ	85016-4311	Janet Rampton	Real Estate Lease Agreement for 14646 North Kierland Blvd., Suite 100 & 165, Phoenix AZ, Term 12/11/00 — 12/14/03	Effective Date

	and a copy to:

	The Prudential Insurance Company of America	Four Embarcadero Center, Ste. 2700	San Francisco	CA	94111	Attn: Regional Counsel

28	I/ESG ITF Carlyle One Wilshire, LP; notices to be sent to: Carlyle One Wilshire LLC c/o The Carlyle Group	1001 Pennsylvania Avenue, NW	Washington	DC	20004	Gary Block, Esq. and Tommy Ellis	Real Estate Lease Agreement for 624 South Grand, Ste. 1807, Los Angeles, CA, Term 10/15/95 - 10/14/05	Effective Date

	and a copy to:

	Insignia/ESG, Inc., as Agent for Carlyle One Wilshire, LLC	624 S. Grand Avenue, Ste. 1200	Los Angeles	CA	90017	Attn: General Manager

******The parties are currently in discussions with respect to the Master Lease Agreement and the Real Estate Lease Agreement and Real Estate Sublease Agreement for 10545 Willows Road NE, Redmond, Washington. If the parties reach an agreement and such agreement(s) is approved by the Court, such agreements will be deemed removed from this Schedule 8.1. The parties have agreed that the Debtor’s time to assume or reject these agreements/leases has been extended to December 2, 2002 to provide the parties with time to complete discussions. In the event an agreement among the parties is not reached by December 2, 2002 and approved by the Court, each of these agreements will be deemed rejected as set forth in this Schedule 8.1.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

29	275 Wyman LLC	PO Box 549249 225 Wyman St	Waltham	MA	02454-9249	Donald Oldmixon and Tracy Lyons, Esq.	Real Estate Lease Agreement for 275 Wyman Street, Waltham, MA, Term 7/1/00 — 6/30/03	Effective Date

30	Wyomissing Professional Ctr 975, Ltd. Partnership	825 Berkshire Blvd., Ste 203	Wyomissing	PA	19610	Attn: Property Manager	Real Estate Lease Agreement for 975 Berkshire Blvd., Wyomissing, PA, Term 6/15/01 — 6/14/06	Effective Date

31	Intentionally Omitted********

32	San Tomas Investors II c/o Commerce Communities Corp.	2316 Walsh Avenue	Santa Clara	CA	95051	Attn: Richard Treakle, President, Commerce Communities	Real Estate Lease Agreement for 2302/2306 Walsh Ave., Santa Clara, CA, Term 6/1/00 — 8/31/04	Effective Date

33	Vorhof-Duenke, Inc.	280 Cross Keys Shopping Center	Florissant	MO	63033	Attn: John Mertz	Real Estate Lease Agreement for 3324 Hollenberg Dr., Bridgeton, MO, Term 8/1/97 — 7/31/07	Effective Date

34	AT&T Corp.	150 Mt. Airy Rd	Basking Ridge	NJ	07920	Attn: Charles Alexander and Lease Administration	Real Estate Sublease Agreement for sublease at 3324 Hollenberg Dr., Bridgeton, MO, Term 9/15/00 - 7/31/03	Effective Date

35	SunGuard Recovery Services, Inc.	1285 Drummers Lane	Wayne	PA	19087	Attn: Contract Administration	Recovery Services Agreement Dated January 1, 2000, amended in October 25, 2000; Disaster recovery services and replacement recovery system	Effective Date

36	Intentionally Omitted*********

********     The Debtor and The Lincoln National Life Ins. Co., successor to KDC-Sunset, LLC have reached an agreement with respect to the Real Estate Lease Agreement for 11111 Sunset Hills Road located in Reston, Virgina, and a motion seeking approval of the Real Estate Lease Agreement is scheduled to be heard by the Bankruptcy Court on November 15, 2002. If the Real Estate Agreement is approved and consummated, it will be deemed removed.

*********The Debtor and The Sobrato Group have entered into an agreement with respect to the Building Lease. Based on such agreement the Debtor has removed the Building Lease from this Schedule 8.1.

Schedule 8.1
(as of 11/14/02)

No.	Party to Contract	Address	City	State	Zip	Contact	Description of Contract/Lease	Rejection Date

37	Intentionally Omitted**********

**********The Debtor and Meadowlands Investments, LLC have entered into an amendment with respect to the Building Lease. Based on such agreement, the Debtor has removed the Building Lease from this Schedule 8.1.

NOTES TO SCHEDULE 8.1

1.     In the event the Lease, Purchase, and Purchase Money Security Agreement dated January 2, 2001, including the amendment thereto and the Purchase Money Security Agreement dated February 11, 2002, (collectively, the “Agreement”) between the Debtor and Axon Telecom, LLC is determined by the Bankruptcy Court to be an executory contract or an unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, the Debtor shall be deemed to have rejected this Agreement as of the date the Debtor’s plan of reorganization, as it relates to the Stand-Alone Plan, is confirmed.

2.     In the event the Loan and Security Agreement, including attachments thereto (the “Loan Agreement”), dated as of March 27, 2000, between the Debtor and Newcourt Capital USA, Inc. is determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, the Debtor shall be deemed to have rejected the Loan Agreement as of the date the Debtor’s plan of reorganization, as it relates to the Stand-Alone Plan, is confirmed.

EXHIBIT A

Executive Continuity Agreements

Executive Continuity Agreement between Concentric Network Corporation and Mark Fisher, effective as of February 5, 1999.

Executive Continuity Agreement between Concentric Network Corporation and William Etheredge, effective as of February 5, 1999.

Executive Continuity Agreement between Concentric Network Corporation and Michael Anthofer, effective as of February 5, 1999.

Executive Continuity Agreement between Concentric Network Corporation and Eileen Curtis, effective as of November 8, 1999.

EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

X

IRVING SCHOENFELD, MORGAN	:

MARKETING LTD.,

RUSS LAND and BRIAN BEAVERS,	:

Plaintiffs,		Hon. Geoffrey J. O'Connell

- against -	:

XO COMMUNICATIONS, INC., HENRY R	:	Index No. 01-018358

NOTHHAFT, DANIEL FRANCIS AKERSON,

JEFFREY S. RAIKES, SANDRA J. HORBACH,	:

CRAIG O. MCCAW, NATHANIEL A. DAVIS,

NICOLAS KAUSER, SHARON L. NELSON,	:

JOSEPH L. COLE, DENNIS M. WEIBLING,

PETER C. WAAL, FORSTMANN LITTLE & CO	:

and TELEFONOS DE MEXICO S.A. DE C.V.,

Defendants	:

X

STIPULATION OF COMPROMISE AND SETTLEMENT

         This Stipulation of Compromise and Settlement (the “Stipulation”) is made and entered into as of this 11th day of July 2002, by and between Plaintiffs in the above-captioned class action, on behalf of themselves and all other members of the Class (as defined below), and XO Communications, Inc., by their respective attorneys.

         WHEREAS, on November 28, 2001, XO entered into a non-binding term sheet with the Investors (as defined below), with respect to an $800 million investment in XO Communications, Inc. (“XO”), conditioned on, among other things, a substantially deleveraged balance sheet, and the following morning announced publicly the material terms and conditions of the proposed investment (the “Proposed Transaction”); and

         WHEREAS, between December 5, 2001 and December 11, 2001, Plaintiffs, stockholders of XO, filed three class action complaints against XO and its directors and the Investors, on behalf of a class of themselves and all public shareholders of XO (excluding defendants and persons or entities affiliated with them), seeking to enjoin the Proposed Transaction or, alternatively, to rescind the transaction and/or recover damages in the event that the Proposed Transaction were consummated, alleging generally that the Proposed Transaction constituted a breach of fiduciary duty on the part of XO’s directors, allegedly aided and abetted by the Investors; and

         WHEREAS, on January 15, 2002, XO entered into a binding Stock Purchase Agreement, dated January 15, 2002, by and among XO and the Investors (the “Investment Agreement”), reflecting the terms and conditions of the Proposed Transaction, and subject to satisfaction of a number of conditions, including that certain pending or threatened litigation against XO, the Investors or their respective officers and directors be resolved in a manner satisfactory to each Investor (as defined more fully below, the “Litigation Condition”); and

         WHEREAS, by order dated April 5, 2002, this Court ordered that the three complaints filed by Plaintiffs relating to the Proposed Transaction be consolidated, allowing Plaintiffs to file a consolidated amended complaint, and appointed the law firms of Abbey Gardy, LLP and Milberg Weiss Bershad Hynes & Lerach LLP as co-lead Plaintiffs’ counsel for the consolidated action; and

         WHEREAS, on or about May 23, 2002, Plaintiffs filed their Consolidated Class Action Complaint in the above-captioned action, containing materially the same allegations and seeking materially the same relief as the earlier-filed actions; and

         WHEREAS, on June 6, 2002, counsel to the Investors delivered a letter to counsel for XO stating that they considered it “virtually impossible” that the conditions to the Investment Agreement, including the Litigation Condition, would ever be satisfied and asking XO to release the Investors from their obligations under the Investment Agreement, at the same time acknowledging that the Investment Agreement remains in full force and effect; and

         WHEREAS, XO, through its counsel, has advised the Investors that it disagrees with the assertion that it is “virtually impossible” that those conditions will ever be satisfied, and has reminded the Investors that the Investment Agreement requires each Investor to “use its reasonable best efforts to take, or cause to be taken, all further actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Agreement;” and

         WHEREAS, the Investors have advised XO that they intend to avail themselves of any available conditions to their obligations under the Investment Agreement applicable at the time of the closing that would allow the Investors not to complete the transactions contemplated by the Investment Agreement; and

         WHEREAS, at present, however, the Investors have not terminated or purported to terminate the Investment Agreement, or asserted that they currently have any right to do so; and

         WHEREAS, at the request of the steering committee of its Senior Secured Lenders, XO developed a standalone restructuring plan as a contingency plan, to be implemented if the Investment Agreement were to be terminated, or if XO, after consultation with its Senior Secured Lenders, were to conclude that the Investors will not comply with their obligation to close under the Investment Agreement upon satisfaction of the applicable conditions thereunder; and

         WHEREAS, recognizing what it considered to be both the superior financial recovery to creditors offered by the transactions contemplated by the Investment Agreement and the uncertainty engendered by the conditions thereto, on June 17, 2002, XO filed a petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and concurrently filed a proposed plan of reorganization setting forth two alternative restructuring plans: one contemplated by the Investment Agreement and the second the standalone contingency plan supported by the steering committee of XO’s Senior Secured Lenders subject to customary approvals; and

         WHEREAS, if the Investment Agreement were to be terminated, or XO, after consultation with its Senior Secured Lenders concludes that the Investors will not comply with their obligations to close thereunder upon satisfaction of the applicable conditions, XO presently intends (unless a superior alternative is presented to XO and subject to the approval of the Bankruptcy Court) to consummate the restructuring contemplated by the standalone contingency plan; and

         WHEREAS, if XO concludes that the Investors have wrongfully terminated the Investment Agreement, or wrongfully failed to close thereunder, XO may elect to pursue claims in a lawsuit against the Investors for, inter alia, breach of contract, and seek damages and/or specific performance as remedies for said breach; and

         WHEREAS, both XO and Plaintiffs believe that such a lawsuit could have substantial value; and

         WHEREAS, in light of the significant changes in circumstances since the filing of the initial lawsuits, Plaintiffs, on behalf of themselves and the Class, XO, and its Senior Secured Lenders, consider it in their respective interests that this litigation be promptly resolved so as to facilitate the satisfaction of the Litigation Condition to the Investment Agreement, with a view toward (a) consummating the transactions contemplated by the Investment Agreement and securing for XO and its creditors the superior financial recovery offered by the transactions contemplated thereby; out of which recovery the Senior Secured Lenders will compensate the Class — at no additional cost to the Investors — in consideration of Plaintiffs and the Class agreeing to dismiss their claims in this Action; or alternatively (b) providing XO with the basis for a meritorious and potentially valuable cause of action against the Investors should they wrongfully terminate the Investment Agreement or breach their obligations by failing to complete the transactions contemplated thereby notwithstanding satisfaction of the conditions thereto, in which event the Class could also share the benefits of any recovery in consideration of dismissing their claims in this Action; and

         WHEREAS, in light of the contingent nature of the recoveries available from either a consummation of the Investment Agreement or a successful lawsuit for breach thereof, XO, the Senior Secured Lenders and Plaintiffs believe it appropriate that, in consideration for Plaintiffs’ Class agreeing to settle this lawsuit, the rights of the common shareholders of XO under the standalone contingency plan be vested, clarified and enhanced, to better assure them of a right to purchase equity in the reorganized XO, irrespective of whether XO were to maintain a successful lawsuit for breach of the Investment Agreement by the Investors; and

         WHEREAS, the parties have engaged in extensive arm’s-length negotiations regarding settlement of the claims asserted in this action; and

         WHEREAS, the parties desire to facilitate satisfaction of the Litigation Condition to the Investment Agreement to enable the transactions thereunder to be consummated and the benefits thereunder to be achieved, at the same time providing material and substantial consideration to XO’s common shareholders.

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned Parties, through their respective counsel, that this Action shall be finally settled and resolved on the terms and conditions set forth below and subject to the approval of the Court pursuant to Rule 908 of the Civil Practice Law and Rules and the approval of the Bankruptcy Court:

A.	CERTAIN DEFINITIONS

         Action means the above-captioned consolidated action, Irving Schoenfeld and Morgan Marketing, Ltd., Russ Land and Brian Beavers v. XO Communications, Inc. et al., Case No. 01-018358 (N.Y. Sup. Ct., Nassau County).

         Administrative Agent means Toronto Dominion (Texas), Inc., the Administrative Agent under the Senior Credit Facility.

         Alternative Transaction means a transaction other than the Investment.

         Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent any reference is made pursuant to Section 157 of Title 28 of the United States Code or the General Order of the District Court pursuant to Section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

         Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court, Case No. 02-12947 (AJG).

         Class means all persons and entities who were public common shareholders of XO as of June 17, 2002 (except the Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants) and their successors in interest through the Distribution Record Date.

         Co-Lead Counsel means the law firms of Abbey Gardy, LLP and Milberg Weiss Bershad Hynes & Lerach LLP, appointed by the Court as Co-Lead Counsel for the Class in the Action.

         Company means XO.

         Complaint means the Consolidated Class Action Complaint in the Action dated May 23, 2002.

         Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

         Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         Court means this Court, the Supreme Court of the State of New York, County of Nassau.

         CPLR means the New York Civil Practice Law and Rules.

         Debtor means XO, as debtor and debtor in possession in the Chapter 11 Case.

         Defendants means the defendants in the Action: XO, Daniel F. Akerson, Sandra J. Horbach, Nathaniel A. Davis, Henry R. Nothhaft, Jeffrey S. Raikes, Craig O. McCaw, Nicolas Kauser, Sharon L. Nelson, Joseph L. Cole, Dennis M. Weibling, Peter C. Waal, Forstmann Little and Telmex.

         Delaware Fiduciary Action means the action captioned Ben Marshall Riley, Stanley Nitzburg, and Milton J. Ayala v. Akerson et al., Del. Ch. Ct., New Castle County, No. 19353.

         Disclosure Statement means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

         Distribution Record Date means the Confirmation Date.

         Effective Date means the first date that each and all of the conditions set forth in Section C of the Stipulation have been satisfied or expressly waived by XO in writing.

         Final Order and Judgment means the proposed order to be entered approving the Settlement Stipulation substantially in the form attached hereto as Exhibit D.

         Forstmann Little Investors means Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership.

         Forstmann Little Entities means (i) FLC XXIX Partnership, L.P.; (ii) FLC XXX Partnership, L.P.; (iii) FLC XXXI Partnership, L.P. (d/b/a Forstmann Little & Co.); (iv) FLC XXXII Partnership, L.P.; (v) FLC XXXIII Partnership, L.P.; (vi) Forstmann Little & Co. Equity Partnership-V, L.P.; (vii) Forstmann Little & Co. Equity Partnership-VI, L.P.; (viii) Forstmann Little & Co. Equity Partnership-VII, L.P.; (ix) F.L. Fund, L.P.; (x) Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.; (xi) L.P. Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.; and (xii) Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

         Forstmann Little means Forstmann Little & Co.

         Investment means the investment by the Forstmann Little Investors and Telmex as defined in Section 1.1 of the Investment Agreement.

         Investment Agreement means that certain Stock Purchase Agreement dated as of January 15, 2002, among XO, the Forstmann Little Investors and Telmex, with respect to XO’s sale of the New Investor Common Stock, as the same may be altered, amended, modified or restated from time to time.

         Investor Litigation means any claim, cause of action, demand, suit, liability, or recovery, by way of judgment, settlement or otherwise, by XO or Reorganized XO based upon any breach or other failure by one or more of the Investors to consummate the transactions contemplated by the Investment Agreement.

         Investors means the Forstmann Little Investors and Telmex, collectively.

         Litigation Condition means the condition to the Investors’ obligation to close the transactions contemplated by the Investment Agreement set forth at Section 5.2(u) thereof, which requires that any and all Litigation (as such term is defined in the Investment Agreement) pending or threatened against the Company or its Affiliates (as such term is defined in the Investment Agreement), officers, directors, employees, representatives, attorneys and agents, and any and all Litigation pending or threatened against either Investor or its respective Affiliates, officers, directors, managers, partners, members, stockholders, employees, representatives, attorneys and agents, related to the Company, its business, its governance, its securities regulatory disclosure practices, the purchase or sale of any of the Company’s equity or debt securities, the Investment (as such term is defined in the Investment Agreement) or the Restructuring Transaction (as such term is defined in the Investment Agreement), shall have been resolved in a manner that is satisfactory to each Investor in its sole discretion, provided, however, that neither Investor shall be able to assert the failure of such condition to be satisfied solely as a result of pending Ordinary Course Litigation (as such term is defined in the Investment Agreement).

         New Reorganization Common Stock means, in the event the Stand-Alone Events occur, that certain common stock, par value $.01, to be issued by Reorganized XO on the Effective Date pursuant to the Plan and the Stand-Alone Term Sheet and any related agreements, as applicable, and having the rights and preferences stated in Reorganized XO’s certificate of incorporation as amended by the Plan or in accordance therewith.

         Nontransferable Rights mean the rights to purchase, prior to the first business day after the 29th day after the effective date of the Plan, Rights Shares in the Rights Offering, which rights are not transferable and are subject to the priority and allocation rules described in the Plan.

         Other Consideration means consideration other than cash or cash equivalents, such as payment in kind and/or exchange of services, and including the value of any commitment by either of the Investors to enter into an Alternative Transaction, provided that in the event that either of the Investors acquires control of the Company as a result of an Alternative Transaction, the value of the commitment in respect thereof shall be measured by the excess, if any, of the equity value of the Company implied by such Alternative Transaction over the value implied by the highest Alternative Transaction at the time reasonably available to XO, including without limitation the transactions contemplated by the Stand-Alone Term Sheet.

         Parties means Plaintiffs and XO.

         Plaintiffs means the plaintiffs in the Action.

         Plan means the chapter 11 plan of reorganization of XO filed with the Bankruptcy Court, including all supplements, appendices and schedules thereto, as the same may be altered, amended or modified from time to time in accordance with the terms thereof.

         Plan Effective Date means the Effective Date of the Plan as defined therein.

         Released Parties means: (i) the Defendants (ii) the Forstmann Little Entities; (iii) Reorganized XO; (iv) the current and former directors, officers and employees of XO; (v) the Senior Secured Lenders and the Administrative Agent; (vi) the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing.

         Reorganized XO means XO or any successors thereto by merger, consolidation, or otherwise, on or after the Plan Effective Date.

         Rights Offering means the offering of Rights, in the event the Stand-Alone Events occur, pursuant to Exhibit C of the Stand-Alone Term Sheet.

         Rights Shares means the 50,000,000 shares of New Reorganization Common Stock to be offered for sale at $5.00 per share (for an aggregate purchase price of $250 million) in the Rights Offering.

         Senior Credit Facility means that certain Credit and Guaranty Agreement, dated as of February 3, 2000, between the Company, as borrower, and the entities identified as the “Lenders” and “Agents” therein, as amended.

         Senior Secured Lenders means the entities identified as “Lenders” under the Senior Credit Facility and their respective successors and assigns.

         Settlement means the agreement of settlement embodied in this Stipulation.

         Settled Claims means all claims, demands, debts, rights, causes of action or liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, including known and Unknown Claims, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, whether under state or federal law, and whether directly, indirectly, derivatively, representatively or in any other capacity, in connection with, based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or in connection with, based upon, arising out of or relating to any act or omission, transaction, event or other occurrence taking place on or prior to the Plan Effective Date in any way relating to the Investment Agreement, the Debtor, the Chapter 11 Case, the Plan or the Disclosure Statement or this Settlement (excluding any claim against XO to enforce the terms of this Settlement), and including without limitation any claim relating to the commencement, prosecution or settlement of an Investor Litigation or the decision not to commence or prosecute an Investor Litigation.

         Stand-Alone Events means the occurrence of a Termination Event, the filing by the Debtor of the Stand-Alone Notice with the Bankruptcy Court and consummation of the transactions contemplated by the Stand-Alone Term Sheet and any agreements that would be executed and delivered in connection therewith.

         Stand-Alone Notice means a notice given by the Debtor, after discussions with the Administrative Agent, and to be delivered to the Administrative Agent, expressing (a) either (i) that the Investment Agreement has been terminated by the Investors or XO or (ii) that XO has concluded that the Investors will not consummate the transactions contemplated by the Investment Agreement, and (b) XO’s intention to proceed with the transactions contemplated by the Stand-Alone Term Sheet.

         Stand-Alone Term Sheet means the term sheet attached as Exhibit C to the Plan

         Stipulation means this Stipulation of Compromise and Settlement.

         Successful Recovery means any recovery obtained by or on behalf of XO or Reorganized XO in connection with any Investor Litigation (net of the value of any consideration paid or issued by XO in return), which recovery is final, not subject to return, set-off, counterclaim or other diminution, and whether in the form of cash consideration or Other Consideration or an order for specific performance, including any recovery by way of settlement in anticipation of litigation, or the consummation of any Alternative Transaction with either of the Investors where the equity value of the Company implied by such Alternative Transaction exceeds the value implied by the highest Alternative Transaction at the time reasonably available to XO, including without limitation the transactions contemplated by the Stand-Alone Term Sheet.

         Successful Recovery Fund means the amount to be paid to the Class out of any Successful Recovery, in accordance with the terms described below.

         Telmex means Teléfonos de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

         Termination Event means any event whereby (a) the Investment Agreement is terminated by the Investors or XO or (b) XO, after discussions with the Administrative Agent, concludes that the Investors will not consummate the transactions contemplated by the Investment Agreement and delivers the Stand-Alone Notice to the Administrative Agent, with a copy of such notice to be delivered to each of the Investors.

         Unknown Claims means any and all Settled Claims which any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims, the parties stipulate and agree that, upon the Effective Date, the Class shall expressly waive, and each Class Member shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law pursuant to, or which is similar, comparable, or equivalent to, Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Class acknowledges, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims was separately bargained for and was a key element of the Settlement.

         Virginia Federal Action means the consolidated federal class action captioned In re XO Communications, Inc. Securities Litigation, Civil Action No. 01-1832-A (E.D. Va.), dismissed with prejudice by court order dated May 31, 2002 and motion for reconsideration denied by order dated June 17, 2002, and including the action captioned Tracy Gable v. XO Communications, Civil Action No. 02-656-A (E.D. Va.), dismissed with prejudice by order dated June 4, 2002.

         XO means XO Communications, Inc., a Delaware corporation.

       B.     CONSIDERATION

       1.     RELEASES AND TERMINATION OF THE ACTION

       Upon the Effective Date of this Settlement, Plaintiffs and each member of the Class on behalf of themselves, and their respective predecessors, successors, affiliates, heirs, executors, administrators, successors and assigns, and any persons they represent, shall, by operation of the Final Order and Judgment, with respect to each and every Settled Claim, release and be deemed to release and forever discharge, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties. The obligations pursuant to this Stipulation shall be in full and final disposition and dismissal of this Action as against the Defendants.

       2.     SETTLEMENT CONSIDERATION TO PLAINTIFFS AND THE CLASS

       As consideration for Plaintiffs and the Class giving the Releases described above and agreeing to a full and final disposition and dismissal of this Action, XO agrees to the Settlement and further agrees as follows:

       (a)  If the transactions contemplated by the Investment Agreement are consummated:

       (i)  The Senior Secured Lenders shall waive their right to receive the first twenty million dollars ($20,000,000) in cash interest otherwise payable to them upon consummation of the Plan and Investment, which XO or Reorganized XO, as applicable, shall pay into escrow on behalf of the Class within seven (7) business days after the later of (a) consummation of the Plan and the Investment; or (b) the date such interest would otherwise be due and payable.

       (ii)  The $20,000,000 to be paid and any interest earned thereon shall be referred to as the “Settlement Fund.”

       (iii)  Any sums required to be held in escrow hereunder shall be held by Milberg Weiss Bershad Hynes & Lerach LLP (“Milberg Weiss”) as Escrow Agent for the Settlement Fund. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court, and shall remain subject to the jurisdiction of the Court, until such time as the funds shall be distributed pursuant to this Settlement Stipulation and/or further Order of the Court. The Escrow Agent shall invest any funds in excess of $100,000 in short term United States Agency or Treasury Securities, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest-bearing bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that the Escrow Agent, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any taxes owed with respect to the Settlement Fund.

       (iv)  All (a) taxes on the income of the Settlement Fund, and (b) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively “Taxes”) shall be paid out of the Settlement Fund, and shall be considered to be a cost of administration of the Settlement and shall be timely paid by the Escrow Agent without prior order of the Court.

       (v)  The Settlement Fund, less any taxes, expenses, costs and attorneys’ fees and expenses awarded by the Court shall be distributed on the Distribution Date or as soon thereafter as is practicable to those members of the Class who are public common shareholders of XO on the Distribution Record Date.

       (b)  If the Stand-Alone Events or an Alternative Transaction occur:

       (i)  Successful Recovery

(a) Cash

       In the event of a Successful Recovery in connection with any Investor Litigation not involving the receipt of Other Consideration by any party, XO or Reorganized XO, as applicable, shall pay or cause to be paid into escrow on behalf of the Class within seven (7) business days after XO’s receipt of such Successful Recovery or any cash proceeds out of enforcing such Successful Recovery: (a) thirty three and one-third percent (33 1/3%) of such Successful Recovery up to a maximum Successful Recovery of sixty million dollars ($60 million), for a maximum payment to the Class of twenty million dollars ($20,000,000); and in addition (b) three percent (3%) of the gross value of any such Successful Recovery in excess of Sixty Million Dollars ($60,000,000) (collectively, the “Successful Recovery Fund”). The administration, distribution and tax payments on the Successful Recovery Fund shall be handled in the same manner as set forth above in connection with the Settlement Fund and distributions therefrom shall be made to those members of the Class who are public common shareholders of XO on the Distribution Record Date.

       (b)  Other Consideration

       In the event that a Successful Recovery involves the receipt of Other Consideration by any party, then two independent investment advisors selected by Plaintiffs and XO, respectively, will agree on a value for the Successful Recovery. If no agreement can be reached between these two investment advisors, such advisors shall mutually agree upon and appoint a neutral advisor to value the Successful Recovery. After the agreement or neutral determination of the value of the Successful Recovery, any amounts owed to Plaintiffs and the Class shall be promptly liquidated (or, at XO’s or Reorganized XO’s election, the value thereof determined as described above shall be paid in cash by XO or Reorganized XO) and distributed in the same manner and to the same persons or entities as any cash consideration portion of a Successful Recovery; provided, however, that the amounts payable to Plaintiffs and the Class in respect of any Other Consideration portion of a Successful Recovery shall in no event exceed twenty million dollars ($20,000,000).

       (c)  Right of Consultation

       The Parties recognize that given their interest in any Investor Litigation, Plaintiffs and the Class shall be given a right of consultation regarding strategic decisions in any such litigation, including its commencement, it being further recognized and understood, however, that the decisions as to (i) whether to initiate an Investor Litigation; (ii) selection and retention of counsel for any Investor Litigation; (iii) whether to settle, dismiss, or otherwise terminate any Investor Litigation; and (iv) whether to appeal any determinations in connection with any

Investor Litigation, shall be subject to the sole, exclusive and final judgment of XO or Reorganized XO made in good faith, and neither XO, Reorganized XO nor the Senior Secured Lenders shall be deemed representatives, agents, fiduciaries, partners, or joint venturers of or with Plaintiffs or the Class in connection with any Investor Litigation.

       (ii)  Rights Offering

       If the Stand Alone Events Occur, the Plan proposed by XO will contain a Rights Offering of equity securities in Reorganized XO no less favorable to the Class than the following: (i) XO will make a rights offering to its creditors and equity holders of Nontransferable Rights of no less than $50 million to purchase Reorganized XO Common Stock, (ii) provision will be made to ensure that Nontransferable Rights to invest at least $16,666,666 are made available to common stockholders on a pro rata basis based on the number of shares held, and, in the event such amount is not taken up in full on that basis, on a pro rata basis based upon subscription request amounts by such common stockholders, (iii) common stockholders shall have the opportunity, on an equal basis with holders of subordinated note and preferred stock claims, to exercise Nontransferable Rights prior to their reversion to holders of senior secured claims pro rata based on subscription request amounts.

       C.     CONDITIONS TO EFFECTIVENESS

       The Settlement embodied in this Stipulation shall not become effective until the first date (the “Effective Date”) that each and all of the following conditions has been satisfied, unless one or more of such conditions is expressly waived by XO or Reorganized XO in writing. In the event that the following conditions set forth are not satisfied or duly waived, this

Stipulation shall become null and void and of no further force and effect, and the Parties shall be restored to their respective positions existing prior the execution of this Stipulation:

       1.     Execution

       Execution of this Stipulation by Co-Lead Counsel and counsel for XO.

       2.     Court Approvals and Actions

       (a)  The entry by the Court of an Order, substantially in the form described in subparagraph (c) below, scheduling a hearing on the fairness of the proposed Settlement and directing the giving of notice to members of the Class;

       (b)  The entry of a Final Judgment by the Court substantially in the form annexed hereto as Exhibit D approving the Settlement and dismissing the Complaint in this Action on the merits, with prejudice and without costs to any party, except as provided for herein;

       (c)  As promptly as practicable after the execution of this Stipulation, the Parties shall apply to the Court for the entry of an Order, substantially in the form annexed hereto as Exhibit A:

       (i)  conditionally certifying, for purposes of this Settlement only, that this Action may proceed as a class action by the named Plaintiffs as class representatives, and by their counsel as class counsel, pursuant to Article 9 of the CPLR defined as follows:

All persons and entities who were public common shareholders of XO as of June 17, 2002 (except the Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants) and their successors in interest through the Distribution Record Date.

       (ii)  designating the law firms of Abbey Gardy, LLP and Milberg Weiss Bershad Hynes & Lerach LLP, as Co-Lead Counsel for the Class.

       (iii)  scheduling a hearing on the question of whether proposed the Settlement should be approved as fair, reasonable and adequate to the members of the Class, and the amount of fees, expenses and disbursements to be awarded to Plaintiffs’ Counsel in the Action;

       (iv)  approving as to form and content the proposed Notice of Pendency of Class Action, Proposed Settlement and Hearing Thereon (the “Notice”) attached hereto as Exhibit B and the Summary Publication Notice (the “Summary Notice”) attached hereto as Exhibit C;

       (v)  directing the mailing of the Notice by first class mail to members of the Class;

       (vi)  directing the publication of Summary Notice once in the national edition of The Wall Street Journal;

       (vii)  finding that the mailing and publication of the Notice and Summary Notice pursuant to Sections C. 2 (c) (iv) and 2 (c) (v) of this Stipulation constitute the best notice practicable under the circumstances and is due and sufficient notice of the matters set forth in the Notice to all members of the Class, pursuant to Rule 908 of the CPLR, and that the Notice fully satisfies the requirements of due process and the CPLR;

       (viii)  empowering Co-Lead Counsel, subject to court order, to supervise and administer the notice procedures set forth above,

       (ix)  providing that any person or entity who would otherwise be a member of the Class who so desires may exercise the right to exclude him/her/itself from the Class, but only if he, she or it complies with the requirements for so doing as set forth in the Notice;

       (x)  providing that Defendants shall have no responsibility for the administration of the Settlement or the Settlement Fund or Successful Recovery Fund and shall have no liability to the Class in connection with such administration, except that XO shall use its best efforts to provide Co-lead counsel, or its designated agent, with information necessary to disseminate notice to the current shareholders of XO within five business days of preliminary approval of the Settlement; and

       (xi)  providing that the costs and expenses associated with the administration of the Settlement, including, without limitation, the costs of identifying members of the Class and the actual costs of publication, printing and mailing notices, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by any claims administrator in connection with providing notice and processing the submitted claims, shall be paid by Plaintiffs and reimbursed out of the Settlement Fund, or in the event there is no Settlement Fund, then such costs and expenses shall be paid by Plaintiffs and reimbursed by XO or Reorganized XO, as applicable, within 45 days after invoicing by Plaintiffs, up to a maximum of $100,000, and the amount later deducted from any Successful Recovery Fund payable to the Class.

       3.     Bankruptcy Court Approval

       This Stipulation shall be subject to the approval of the Bankruptcy Court.

       4.     Other Litigation

       On or before the Effective Date, (a) the dismissal of the Virginia Federal Action shall not have been appealed by plaintiffs in that action, or any appeal shall have been dismissed without the need for any court approval or with such court approval as is necessary; and (b) the Delaware Fiduciary Action shall have been dismissed by plaintiffs in that action without the need for court approval or with such court approval as is necessary.

       5.     Effective Date

       The Effective Date shall have occurred on or before September 15, 2002.

       D.     ATTORNEYS’ FEES AND EXPENSES

        Plaintiffs’ Counsel intends to apply to the Court for an award of attorneys’ fees, as follows:

       (1)  If the transactions contemplated by the Investment Agreement are consummated, an amount not to exceed 25% of the Settlement Fund; or (2) if the Stand Alone Events or an Alternative Transition Occur, (a) an amount not to exceed 25% of the Successful Recovery Fund; and (b) the opportunity to exercise Nontransferable Rights in an amount not to exceed 25% of the Rights Shares; and (3) reimbursement of expenses and disbursements (including expert or consulting fees), together with interest, to be paid by Plaintiffs and reimbursed out of the Settlement Fund, or in the event there is no Settlement Fund, to be paid by XO or Reorganized XO, as applicable, up to a maximum of $100,000 (inclusive of any notice and administration costs and expenses paid pursuant to Section 2(c)(xi)), and later to be deducted from any Successful Recovery Fund payable to the Class. Such attorneys’ fees, expenses, and interest as are awarded by the Court shall be paid from the Settlement Fund or Successful Recovery Fund, as the case may be, to Plaintiffs’ Counsel promptly after such award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund or Successful Recovery Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund or Successful Recovery Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

       E.     NO ADMISSION OF WRONGDOING

       This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

       1.     shall not be referred to or used against the Defendants or the Class as evidence of wrongdoing by anyone;

       2.     shall not be construed against the Defendants or the Class as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial.

       F.     MISCELLANEOUS PROVISIONS

       1.     All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

       2.     This Settlement Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.

       3.     The administration and consummation of the Settlement as embodied in this Settlement Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Plaintiffs’ Counsel and enforcing the terms of this Settlement Stipulation.

       4.     The waiver by one party of any breach or condition of this Settlement Stipulation shall not be deemed a waiver of any other prior or subsequent breach or condition.

       5.     This Settlement Stipulation and its exhibits constitute the entire agreement among the parties concerning the Settlement, and no representations, warranties, or inducements have been made other than those contained and memorialized in such documents.

       6.     This Settlement Stipulation may be executed in one or more counterparts and by facsimile. All executed counterparts and each of them shall be deemed to be one and the same instrument.

       7.     This Settlement Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

       8.     The construction, interpretation, operation, effect and validity of this Settlement Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law governs.

       9.     This Settlement Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm’s-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Settlement Stipulation.

       10.     All counsel and any other person executing this Settlement Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so (subject, in the case of XO or Reorganized XO or any parties acting on their behalf, to the approval of the Bankruptcy Court) and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Settlement Stipulation to effectuate its terms.

       11.     The parties agree to cooperate fully with one another in seeking Court approval of the Preliminary Order In Connection With Settlement Proceedings, the Settlement Stipulation and the Final Order and Judgment and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court and, as necessary, the Bankruptcy Court.

DATED:   July     , 2002

ABBEY GARDY, LLP

By:	/s/ Karin E. Fisch

Mark C. Gardy Karin E. Fisch

212 East 39th Street New York, New York 10016

(212) 889-3700

Co-Lead Counsel for the Class

MILBERG WEISS BERSHAD

HYNES & LERACH LLP

By:	/s/ U. Seth Ottensoser

Steven G. Schulman U. Seth Ottensoser Seth Rigrodsky

One Pennsylvania Plaza New York, New York 10119-0165

(212) 594-5300

Co-Lead Counsel for the Class

WILLKIE FARR & GALLAGHER

By:	/s/ John Oller

Stephen Greiner John Oller

787 Seventh Avenue New York, New York 10019-6099

(212) 728-8000

Counsel for XO Communications, Inc.

EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

x

IRVING SCHOENFELD, MORGAN MARKETING LTD.,	:

RUSS LAND and BRIAN BEAVERS,	:

Plaintiffs,	:

- against -	:

XO COMMUNICATIONS, INC., HENRY R. NOTHHAFT,	:	Hon. Geoffrey J. O’Connell

DANIEL FRANCIS AKERSON, JEFFREY S. RAIKES,	:	Index No. 01-018358

SANDRA J. HORBACH, CRAIG O. MCCAW,	:

NATHANIEL A. DAVIS, NICOLAS KAUSER,	:

SHARON L. NELSON, JOSEPH L. COLE,	:

DENNIS M. WEIBLING, PETER C. WAAL,	:

FORSTMANNLITTLE & CO. and	:

TELEFONOS DE MEXICO S.A. DE C.V.,	:

Defendants	:

x

ORDER REGARDING PROPOSED CLASS ACTION SETTLEMENT,
SETTLEMENT HEARING AND NOTICE OF PROPOSED SETTLEMENT

         The parties having made application, pursuant to Article 9 of the New York Civil Practice Law and Rules, for an Order approving the settlement of the above captioned class action (the “Action”) in accordance with a Stipulation of Compromise and Settlement dated as of July    (the “Stipulation”), a copy of which is annexed hereto as Exhibit A, which sets forth the terms and conditions for the proposed Settlement of this Action and for dismissal of this Action with prejudice; and the Court having read and considered the Stipulation and the exhibits annexed hereto; and capitalized terms used herein and not otherwise defined having been deemed to have the same meaning as set forth in the Stipulation; it is hereby ORDERED:

         1.     A hearing (the “Hearing”) shall be held before this Court on            , 2002 at       o’clock   .m. in Courtroom     of the Supreme Court of the State of New York, County of Nassau, 100 Supreme Court Drive, Mineola, New York 11501, (i) to determine whether the proposed settlement of the Action on the terms and conditions provided for in the Stipulation are fair, reasonable and adequate and should be approved by the Court and whether a Final Judgment as provided in the Stipulation should be entered thereon, and (ii) to consider applications of counsel for plaintiffs and the plaintiff class for an award of attorneys’ fees and expenses. The Court may adjourn the Hearing without further notice to members of the Class, as defined below.

         2.     For purposes of settlement only, this Action is conditionally certified as a class action, with the named plaintiffs as class representatives, pursuant to Article 9 of the Civil Practice Law and Rules, on behalf of a class (the “Class”) consisting of all persons and entities who were public common shareholders of XO as of June 17, 2002, the date that XO, as Debtor, commenced a case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, Case No. 02-12947 (AJG), and excluding Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants, and including the successors in interest to such public common shareholders through the date of Confirmation of XO’s plan of reorganization filed with the Bankruptcy Court (the “Distribution Record Date”). The law firms of Abbey Gardy, LLP and Milberg Weiss Bershad Hynes & Lerach have been designated as Co-Lead Counsel for the plaintiff Class.

         3.     The Court approves, as to form and content, the Notice of Pendency of Class Action and Proposed Settlement and Hearing Thereon (the “Notice”) annexed hereto as Exhibit B, and the Summary Publication Notice (the “Summary Notice”) annexed hereto as

Exhibit C, and finds that the publication, mailing and distribution of the Notice and the Summary Notice substantially in the manner and form set forth in paragraph 4 of this Order meet the requirements of Article 9 of the Civil Practice Law and Rules, due process and the Rules of this Court, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice for all purposes to all persons entitled thereto.

         4.     Plaintiffs’Co-Lead Counsel (“Class Counsel”) are hereby empowered, subject to court order, to supervise and administer the notice procedures as set forth below:

                  (a) On or before            , 2002, Class Counsel shall cause a copy of the Notice, substantially in the form annexed hereto as Exhibit B, to be mailed by first class mail to all persons appearing on the transfer records of XO as having been the record owners of XO common stock at their addresses listed on such transfer records as of June 17, 2002;

                  (b) On or before            , 2002, Class Counsel shall cause a copy of the Summary Notice, substantially in the form annexed hereto as Exhibit C, to be published once in the national edition of The Wall Street Journal;

                  (c) At or prior to the Hearing provided for in paragraph 1 of this Order, Class Counsel shall file with the Court proof, by affidavit, of such publication and mailings;

                  (d) Defendants shall have no responsibility for the administration of the Settlement or the Settlement Fund or Successful Recovery Fund and shall have no liability to the Class in connection with such administration, except that XO shall use its best efforts to provide Class Counsel, or its designated agent, with information necessary to disseminate notice to the shareholders of XO as of June 17, 2002 within five business days of preliminary approval of the Settlement;

                  (e) the costs and expenses associated with the administration of the Settlement, including, without limitation, the costs of identifying members of the Class and the actual costs of publication, printing and mailing notices, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by any claims administrator in connection with providing notice and processing the submitted claims, shall be paid by Plaintiffs and reimbursed out of the Settlement Fund, or in the event there is no Settlement Fund, then such costs and expenses shall be paid by XO or Reorganized XO, as applicable, up to a maximum of $100,000, and the amount later deducted from any Successful Recovery Fund payable to the Class.

         5.     Each member of the Class shall be bound by all determinations and judgments in this Action whether favorable or unfavorable, unless such person shall mail, by first class mail, a written request for exclusion from the Class, postmarked no later than five (5) days prior to the date of the Hearing set forth above, addressed to Abbey Gardy, LLP, 212 East 39th Street, New York, New York 10016, Attn: Karin E. Fisch, Esq. or to Milberg Weiss Bershad Hynes & Lerach , One Pennsylvania Plaza, New York, New York 10119, Attn: Steven G. Schulman, Esq. Such request for exclusion shall be in a form that sufficiently identifies the name and address of the person so seeking exclusion, the identity, number or amount, and dates of acquisition (and sale, if any) of XO common stock held by such person and the name(s) in which such XO common stock is registered, and clearly indicates that the sender requests to be excluded from the Class. A request for exclusion shall not be effective unless it is received by the firms set forth above and made within the time and substantially in the manner provided for herein. If a member of the Class duly requests to be excluded, he, she or it will not be bound by any orders or judgments entered in this Action or by any other provisions of the settlement set forth in the Stipulation.

         6.     All members of the Class who do not request exclusion therefrom in the manner provided in paragraph 5 of this Order may, but need not, enter an appearance in this Action pro se or through counsel of their own choice. If they do not enter an appearance, they will be represented by Plaintiffs’Co-Lead Counsel.

         7.     Any member of the Class who has not requested exclusion therefrom in the manner provided in paragraph 5 of this Order may appear and show cause why the proposed Settlement should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why counsel for the plaintiffs’ application for an award of attorneys’ fees and expenses should not be granted, as requested; provided, however, that no member of the Class or any other person shall be heard or entitled to object to the approval of the terms and conditions of the proposed Settlement, the amount of attorneys’ fees and expenses, or, if approved, the judgment to be entered thereon approving the same, without permission of the Court, unless on or before five (5) days prior to the date of the Hearing set forth above, that person has (i) served by hand or by first class mail a statement of the number of shares of XO common stock, and any written objections and copies of any papers and briefs upon Plaintiffs’Co-Lead Counsel, c/o Abbey Gardy, LLP, 212 East 39th Street, New York, New York 10016, Attn: Karin E. Fisch, Esq.; or Milberg Weiss Bershad Hynes & Lerach , One Pennsylvania Plaza, New York, New York 10119, Attn: Steven G. Schulman, Esq. and (ii) filed said objections, papers and briefs with the Clerk of the Supreme Court of the State of New

York, Nassau County, 100 Supreme Court Drive, Mineola, New York 11501 (which may be done by first class mail). Any member of the Class who does not make his, her or its objection in the manner provided in this paragraph shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as incorporated in the Stipulation.

         8.     Upon entry of a judgment approving the Stipulation and the settlement embodied therein, all members of the Class who have not requested exclusion as provided herein shall conclusively be deemed, on behalf of themselves, and their respective predecessors, successors, affiliates, heirs, executors, administrators, successors and assigns, and any persons they represent, to release and forever discharge, and shall forever be enjoined from prosecuting, any all claims, demands, debts, rights, causes of action or liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, including known and unknown claims, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, whether under state or federal law, and whether directly, indirectly, derivatively, representatively or in any other capacity, in connection with, based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or in connection with, based upon, arising out of or relating to any act or omission, transaction, event or other occurrence taking place on or prior to the effective date of XO’s Plan of Reorganization filed in the Bankruptcy Court for the United States District Court for the Southern District of New York, or in any way relating to XO, its Chapter 11 Bankruptcy Case, its Bankruptcy Plan or the Disclosure Statement in connection therewith, or the Stipulation (including without limitation any claim relating to the commencement, prosecution or settlement of an Investor Litigation or the decision not to commence or prosecute an Investor Litigation, but excluding any claim against XO to enforce the terms of the Stipulation).

         9.     All discovery and other pretrial proceedings in this Action are stayed and suspended until further order of this Court. Pending the final determination of the fairness, reasonableness and adequacy of the proposed settlement, no member of the Class may either directly, representatively, or in any other capacity, prosecute, institute or commence, on behalf of the Class or any subset thereof, any claim based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or any purchases or sales of XO common stock, any violation of law in connection therewith, or any public statements concerning or relating to XO made by any of the Defendants.

         10.     In the event the proposed settlement as provided for in the Stipulation is not approved by the Court, the conditions set forth in Section C of the Stipulation are not fulfilled or duly waived or for any reason the parties fail to obtain a Final Judgment as described in the Stipulation, substantially in the form of Exhibit D hereto, then in any of such events, the Stipulation shall become null and void and of no further force and effect, and the Parties shall be restored to their respective positions existing prior the execution of the Stipulation.

         11. The Court reserves the right to approve the Stipulation with such modifications as may be agreed to by counsel to the parties to the Stipulation and without further notice to members of the Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement, as well as any applications for an award of fees and expenses to counsel for Plaintiffs and the Class herein.

Dated:	Mineola, New York July , 2002

J. S. C.

EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

x

IRVING SCHOENFELD, MORGAN MARKETING LTD.,	:

RUSS LAND and BRIAN BEAVERS,	:

Plaintiffs,	:

- against -	:

XO COMMUNICATIONS, INC., HENRY R. NOTHHAFT,	:	Hon. Geoffrey J. O’Connell

DANIEL FRANCIS AKERSON, JEFFREY S. RAIKES,	:

SANDRA J. HORBACH, CRAIG O. MCCAW,	:	Index No. 01-018358

NATHANIEL A. DAVIS, NICOLAS KAUSER,	:

SHARON L. NELSON, JOSEPH L. COLE,	:

DENNIS M. WEIBLING, PETER C. WAAL,	:

FORSTMANN LITTLE & CO. and	:

TELEFONOS DE MEXICO S.A. DE C.V.,	:

Defendants	:

x

NOTICE OF PENDENCY OF CLASS ACTION,
PROPOSED SETTLEMENT AND HEARING THEREON

TO:	ALL PERSONS AND ENTITIES WHO WERE PUBLIC COMMON SHAREHOLDERS OF XO COMMUNICATIONS, INC. AS OF JUNE 17, 2002 (EXCLUDING DEFENDANTS AND ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY RELATED TO OR AFFILIATED WITH ANY OF THE DEFENDANTS) AND THEIR SUCCESSORS IN INTEREST THROUGH THE DISTRIBUTION RECORD DATE (THE “CLASS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU WERE NOT A BENEFICIAL HOLDER OF XO COMMON STOCK BUT HELD XO COMMON STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

         This Notice is given pursuant to an Order of the Supreme Court of the State of New York, Nassau County, in accordance with Article 9 of the Civil Practice Law and Rules, to inform you of certain proceedings and of the proposed settlement of the above class action. There will be a hearing (the “Hearing”) before the Court on             , 2002 at        o’clock   .m. in Courtroom     at the Supreme Court of the State of New York, Nassau County Courthouse, 100 Supreme Court Drive, Mineola, New York 11501, to determine whether the proposed settlement of this class action should be approved as fair, reasonable and adequate and in the best interests of the class and whether judgment should be entered dismissing the action with prejudice and without costs, and whether the request by Plaintiffs’ Co-Lead Counsel for an award of attorneys’ fees, costs and disbursements should be granted. It is not necessary for any member of the Class, or any other shareholder of XO, to appear at the hearing. See THE SETTLEMENT HEARING, below.

THE COURT HAS NOT PASSED ON THE MERITS OF ANY OF THE CONTENTIONS OF THE PARTIES IN THIS ACTION AND THEREFORE NO INFERENCES REGARDING THE MERITS OF THE ACTION OR LACK THEREOF SHOULD BE DRAWN FROM THE SETTLEMENT OR THE SENDING OF THIS NOTICE.

BACKGROUND

         On November 28, 2001, XO Communications, Inc. (“XO”) entered into a non-binding term sheet with the Investors (as defined below), with respect to an $800 million investment in XO, conditioned on, among other things, a substantially deleveraged balance sheet, and the following morning announced publicly the material terms and conditions of the proposed investment (the “Proposed Transaction”).

         Between December 5, 2001 and December 11, 2001, Plaintiffs, on behalf of a class of themselves and all public shareholders of XO (excluding defendants and persons or entities affiliated with them), filed three class action complaints against XO and its directors and the Investors, seeking to enjoin the Proposed Transaction or, alternatively, to rescind the transaction and/or recover damages in the event that the Proposed Transaction were consummated, alleging generally that the Proposed Transaction constituted a breach of fiduciary duty on the part of XO’s directors, allegedly aided and abetted by the Investors.

         On January 15, 2002, XO entered into a binding Stock Purchase Agreement, dated January 15, 2002, by and among XO and the Investors (the “Investment Agreement”), reflecting the terms and conditions of the Proposed Transaction, and subject to satisfaction of a number of conditions, including that certain pending or threatened litigation against XO, the Investors or their respective officers and directors be resolved in a manner satisfactory to each Investor in its discretion (the “Litigation Condition”).

         By order dated April 5, 2002, this Court ordered that the three complaints filed by Plaintiffs relating to the Proposed Transaction be consolidated, allowing Plaintiffs to file a consolidated amended complaint, and appointed the law firms of Abbey Gardy, LLP and Milberg Weiss Bershad Hynes & Lerach LLP as co-lead Plaintiffs’ counsel for the consolidated action. On or about May 23, 2002, Plaintiffs filed their Consolidated Class Action Complaint in the above-captioned action, containing materially the same allegations and seeking materially the same relief as the earlier-filed actions.

         On June 6, 2002, counsel to the Investors delivered a letter to counsel for XO stating that they considered it “virtually impossible” that the conditions to the Investment

Agreement, including the Litigation Condition, would ever be satisfied and asking XO to release the Investors from their obligations under the Investment Agreement, at the same time acknowledging that the Investment Agreement remains in full force and effect.

         XO, through its counsel, subsequently advised the Investors that it disagreed with the assertion that it is “virtually impossible” that those conditions would ever be satisfied, and reminded the Investors that the Investment Agreement requires each Investor to “use its reasonable best efforts to take, or cause to be taken, all further actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Agreement.”

         The Investors then advised XO that they intended to avail themselves of any available conditions to their obligations under the Investment Agreement applicable at the time of the closing that would allow the Investors not to complete the transactions contemplated by the Investment Agreement. At present, however, the Investors have not terminated or purported to terminate the Investment Agreement, or asserted that they currently have any right to do so.

         At the request of the steering committee of its Senior Secured Lenders, XO developed a standalone restructuring plan as a contingency plan, to be implemented if the Investment Agreement were to be terminated, or if XO, after consultation with its Senior Secured Lenders, were to conclude that the Investors will not comply with their obligation to close under the Investment Agreement upon satisfaction of the applicable conditions thereunder.

         Recognizing what it considered to be both the superior financial recovery to creditors offered by the transactions contemplated by the Investment Agreement and the uncertainty engendered by the conditions thereto, on June 17, 2002, XO filed a petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and concurrently filed a proposed plan of reorganization setting forth two alternative restructuring plans: one contemplated by the Investment Agreement and the second the standalone contingency plan supported by the steering committee of XO’s Senior Secured Lenders subject to customary approvals.

         If the Investment Agreement were to be terminated, or XO, after consultation with its Senior Secured Lenders concludes that the Investors will not comply with their obligations to close thereunder upon satisfaction of the applicable conditions, XO presently intends (unless a superior alternative is presented to XO and subject to the approval of the Bankruptcy Court) to consummate the restructuring contemplated by the standalone contingency plan.

         If XO concludes that the Investors have wrongfully terminated the Investment Agreement, or wrongfully failed to close thereunder, XO may elect to pursue claims in a lawsuit against the Investors for, inter alia, breach of contract, and seek damages and/or specific performance as remedies for said breach. Both XO and Plaintiffs believe that such a lawsuit could have substantial value,

         In light of the significant changes in circumstances since the filing of the initial lawsuits, Plaintiffs, on behalf of themselves and the Class, XO, and its Senior Secured Lenders, consider it in their respective interests that this litigation be promptly resolved so as to facilitate the satisfaction of the Litigation Condition to the Investment Agreement, with a view toward (a) consummating the transactions contemplated by the Investment Agreement and securing for XO and its creditors the superior financial recovery offered by the transactions contemplated thereby;

out of which recovery the Senior Secured Lenders will compensate the Class — at no additional cost to the Investors — in consideration of Plaintiffs and the Class agreeing to dismiss their claims in this Action; or alternatively (b) providing XO with the basis for a meritorious and potentially valuable cause of action against the Investors should they wrongfully terminate the Investment Agreement or breach their obligations by failing to complete the transactions contemplated thereby notwithstanding satisfaction of the conditions thereto, in which event the Class could also share the benefits of any recovery in consideration of dismissing their claims in this Action.

         In light of the contingent nature of the recoveries available from either a consummation of the Investment Agreement or a successful lawsuit for breach thereof, XO, the Senior Secured Lenders and Plaintiffs believe it appropriate that, in consideration for Plaintiffs’ Class agreeing to settle this lawsuit, the rights of the common shareholders of XO under the standalone contingency plan be vested, clarified and enhanced, to better assure them of a right to purchase equity in the reorganized XO, irrespective of whether XO were to maintain a successful lawsuit for breach of the Investment Agreement by the Investors.

         The parties desire to facilitate satisfaction of the Litigation Condition to the Investment Agreement to enable the transactions thereunder to be consummated and the benefits thereunder to be achieved, at the same time providing material and substantial consideration to XO’s common shareholders.

         For their part, the defendants in the Actions have strenuously denied, and continue strenuously to deny, each and every allegation of liability and wrongdoing made against them in each of the complaints filed in the Actions and assert that they have meritorious defenses to those claims, that the conduct of the defendants has, at all times, been lawful and proper in all respects and that judgment or judgments should be entered dismissing all claims against the defendants with prejudice.

         The parties have engaged in extensive arm’s-length negotiations regarding settlement of the claims asserted in this action. The Plaintiffs, on the one hand, and the XO Defendants, on the other, desire to resolve their disputes by settlement and to avoid, among other things, any further litigation among them.

         The named plaintiffs in this Action and the other Actions, and their counsel, recognize and acknowledge the expense, length and difficulty of continued proceedings necessary to prosecute the Actions against the defendants through trial and appeals. Counsel for the plaintiff Class have concluded that the defendants have significant defenses to the plaintiffs’ claims and that the outcome of the Actions is uncertain. Counsel for the plaintiff Class have also taken into account the risks inherent in any litigation, including the likelihood of protracted proceedings and appellate review. In view of the foregoing, the plaintiffs and their counsel have concluded that it is desirable to settle the Actions on the terms and conditions hereinafter set forth, and deem such settlement to be fair, reasonable and adequate and in the best interests of the named plaintiffs and the other members of the Class.

SUMMARY OF THE TERMS OF
THE PROPOSED SETTLEMENT

         The terms and conditions of the proposed settlement of the Actions are embodied in the Stipulation of Compromise and Settlement described above. The Stipulation has been filed with the Court; the following is only a summary of its terms.

                  A. Upon the Effective Date of this Settlement, Plaintiffs and each member of the Class on behalf of themselves, and their respective predecessors, successors, affiliates, heirs, executors, administrators, successors and assigns, and any persons they represent, shall, by operation of the Final Order and Judgment, release and be deemed to release and shall be enjoined from prosecuting, any Settled Claims against any of the Released Parties (generally, Defendants and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons). Settled claims generally means all claims or causes of action, known or unknown, under state or federal law, in a direct, derivative, representative or any other capacity, in connection with, based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or in connection with, based upon, arising out of or relating to any act or omission, transaction, event or other occurrence taking place on or prior to the effective date of the Bankruptcy Plan filed by XO in any way relating to the Investment Agreement, the Debtor, the Chapter 11 Case, the Plan or the Disclosure Statement or this Settlement (including without limitation any claim relating to the commencement, prosecution or settlement of an Investor Litigation or the decision not to commence or prosecute an Investor Litigation, but excluding claims against XO to enforce the terms of the Stipulation).

         The obligations pursuant to the Stipulation shall be in full and final disposition and dismissal of this Action as against the Defendants.

         As consideration for Plaintiffs and the Class giving the Releases described above and agreeing to a full and final disposition and dismissal of this Action, XO agrees that:

         (a)  If the transactions contemplated by the Investment Agreement are consummated:

         (i)  The Senior Secured Lenders shall waive their right to receive the first twenty million dollars ($20,000,000) in cash interest otherwise payable to them upon consummation of the Plan and Investment, which XO or Reorganized XO, as applicable, shall pay into escrow on behalf of the Class within seven (7) business days after the later of (a) consummation of the Plan and the Investment; or (b) the date such interest would otherwise be due and payable.

         (ii)  The $20,000,000 to be paid and any interest earned thereon shall be referred to as the “Settlement Fund” and shall be distributed on the Distribution Date or as soon thereafter as is practicable to those members of the Class who are public common shareholders of XO on the Distribution Record Date, less applicable taxes and costs of administration of the Settlement and any attorneys’ fees and expenses awarded by the Court.

         (b)  If the standalone contingency plan or an alternative transaction is implemented:

         Then the Class will be entitled to (i) a contingent recovery based on successful litigation, settlement or alternative transaction, as described below; and (ii) the right to purchase certain equity in the newly-reorganized XO, as follows:

         (i)  Contingent Recovery

         If XO brings a successful lawsuit against the Investors for breach of the Investor Agreement (or receives a cash settlement in connection with such a lawsuit), then the Class will be entitled to receive 33 1/3% of the proceeds of any recovery by XO (“Successful Recovery”) up to a maximum of $20,000,000 (i.e., the Class will be entitled to one-third of any Successful Recovery by XO up to $60,000,000, with one-third or $20,000,000 being the maximum amount payable to the Class). In addition, the Class will be entitled to receive three percent (3%) of any Successful Recovery beyond $60,000,000 (collectively, the “Successful Recovery Fund”).

         The administration, distribution and tax payments on the Successful Recovery Fund shall be handled in the same manner as set forth above in connection with the Settlement Fund and distributions therefrom shall be made to those members of the Class who are public common shareholders of XO on the Distribution Record Date.

         In the event that a Successful Recovery involves the receipt by any party of consideration other than cash or cash equivalents (including, without limitation, an alternative transaction superior in value to the transactions contemplated by the standalone contingency plan), then the value of the Successful Recovery will be determined by agreement of two independent financial advisors hired by Plaintiffs and XO, respectively, and if they cannot agree, then by a neutral third advisor. The value as determined will then be paid in cash by XO and distributed in the same manner and to the same persons or entities as any cash consideration portion of a Successful Recovery; provided, however, that the amounts payable to Plaintiffs and the Class in respect of any non-cash consideration portion of a Successful Recovery shall in no event exceed twenty million dollars ($20,000,000).

         Plaintiffs and the Class shall be given a right of consultation regarding strategic decisions in any such litigation brought by XO against the Investors for breach of the Investment Agreement (an “Investor Litigation”), including its commencement; however, all decisions as to whether to initiate an Investor Litigation; counsel to be retained for any Investor Litigation; whether to settle any Investor Litigation; and whether to appeal any rulings in connection with any Investor Litigation, shall be subject to the sole, exclusive and final judgment of XO or Reorganized XO made in good faith, and neither XO, Reorganized XO nor the Senior Secured Lenders shall be deemed representatives, agents, fiduciaries, partners, or joint venturers of or with Plaintiffs or the Class in connection with any Investor Litigation.

         (ii)  Rights Offering

         If the standalone contingency plan is implemented, the bankruptcy plan proposed by XO will contain a rights offering of equity securities in Reorganized XO no less favorable to the Class than the following: (i) XO will make a rights offering to its creditors and equity holders of Nontransferable Rights of no less than $50 million to purchase Reorganized XO Common Stock, (ii) provision will be made to ensure that Nontransferable Rights to invest at least $16,666,666 are made available to common stockholders on a pro rata basis based on the number of shares held, and, in the event such amount is not taken up in full on that basis, on a pro rata basis based upon subscription request amounts by such common stockholders, (iii) common stockholders shall have the opportunity, on an equal basis with holders of subordinated note and preferred stock claims, to exercise Nontransferable Rights prior to their reversion to holders of senior secured claims pro rata based on subscription request amounts.

         In accordance with the terms of the Stipulation, the parties to the Actions have agreed, and the Court has entered an Order, that for purposes of settlement only, the Action captioned above shall be conditionally certified as a class action with the named plaintiffs as class representatives, pursuant to Article 9 of the New York Civil Practice Law and Rules, on behalf of a class (the “Class”) consisting of all persons or entities who were public common shareholders of record of XO as of June 17, 2002 (except the Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants) and their successors in interest through the Confirmation Date of XO’s plan of reorganization filed with the Bankruptcy Court.

         Counsel for plaintiffs in the Actions have determined and informed counsel for the defendants that, based upon their investigation, (i) a settlement of the Actions on the terms enumerated above, and (ii) the Stipulation, and the settlement embodied therein, are fair, reasonable and adequate and in the best interests of the shareholders of XO.

THE EFFECT OF THE
SETTLEMENT ON YOUR RIGHTS

         If you are a member of the Class, you will remain a member of the Class and your rights will be affected by this class action and the proposed settlement described herein, if approved, unless you request, in writing, to be excluded from the Class in the manner set forth below in the section of this Notice captioned REQUESTS FOR EXCLUSION BY MEMBERS OF THE CLASS.

         If the Court approves the settlement provided for in the Stipulation, a final judgment or judgments shall be entered in due and proper form in this Action:

                  B. approving the proposed settlement; adjudging the terms thereof to be fair, reasonable and adequate; directing consummation of its terms and provisions; awarding Plaintiffs’ counsel such fees, expenses and disbursements as the Court deems appropriate,

                  C. dismissing with prejudice the complaint in this Action in accordance with the terms of the Stipulation and permanently releasing and barring and enjoining the prosecution, against the Released Parties, by any member of the Class who has not timely requested exclusion therefrom, both on behalf of themselves, and their respective predecessors, successors, affiliates, heirs, executors, administrators, successors and assigns, and any persons they represent, of any and all claims, demands, debts, rights, causes of action or liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, including known and unknown claims, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, whether under state or federal law, and whether directly, indirectly, derivatively, representatively or in any other capacity, in connection with, based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or in connection with, based upon, arising out of or relating to any act or omission, transaction, event or other occurrence taking place on or prior to the effective date of XO’s Plan of Reorganization filed in the Bankruptcy Court for the United States District Court for the Southern District of New York, or in any way relating to XO, its Chapter 11 Bankruptcy Case, its Bankruptcy Plan or the Disclosure Statement in connection therewith, or the Stipulation (but excluding any claims against XO to enforce the terms of the Stipulation).

                  D. containing such other and further provisions consistent with the terms and provisions of the Stipulation as the Court may deem advisable.

         If the proposed settlement of the Actions is not approved for any reason, the Settlement shall become null and void and shall be of no further force or effect, and the parties shall be returned to their respective positions immediately preceding the execution of the Stipulation.

STAY OF PROCEEDINGS

         The Court has ordered that, pending the final determination of the fairness, reasonableness and adequacy of the proposed settlement, no member of the Class may either directly, representatively, or in any other capacity, prosecute, institute or commence, on behalf of the Class or any subset thereof, any claim based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or any purchases or sales of XO common stock, any violation of law in connection therewith, or any public statements concerning or relating to XO made by any of the Defendants.

THE SETTLEMENT HEARING

         As set forth above, the Court has scheduled a hearing on          2002, to consider the fairness, reasonableness and adequacy of the proposed settlement of the Action and to consider the requests of counsel for the plaintiffs in this Action for an award of their reasonable attorneys fees, costs and expenses. The Hearing may be adjourned by the Court without further notice to members of the Class.

         It is not necessary for any member of the class, or any other shareholder of XO, to appear at the hearing. If you do not appear, you will be represented by Plaintiffs’ Co-Lead Counsel in the Action, the law firms of Abbey Gardy, LLP, 212 East 39th Street, New York, New York 10016, and Milberg Weiss Bershad Hynes & Lerach, One Pennsylvania Plaza, New York, New York 10119.

         Any member of the Class who has not previously requested exclusion therefrom may appear at the Hearing, in person or by counsel, and show cause why the proposed settlement of the Class Action should not be approved as fair, reasonable and adequate, or in the best interests of the Class, or why Plaintiffs’Co-Lead Counsel should not be awarded fees and expenses as requested or why a judgment should not be entered dismissing the Action, provided, however, that no Class member or any other person shall be heard or entitled to contest any of these matters unless, on or before five (5) days prior to the date of the Hearing set forth above, that person has served by hand or first-class mail: (a) a notice of intention to appear; (b) a statement submitted under penalty of perjury of the number of shares of XO common stock; (c) a statement of such Class member’s specific objections to the settlement and the judgment to be entered thereon, and/or the application of Plaintiffs’Co-Lead Counsel for attorneys’ fees, costs and expenses; and (d) all other documents and writings which such Class member desires the Court to consider, upon:

Karin E. Fisch, Esq. Abbey Gardy, LLP 212 East 39th Street New York, New York 10016

or

Steven G. Schulman, Esq. Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza New York, New York 10119

with a copy to:

Stephen Greiner, Esq. Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019-6099

and filed said objections, papers and briefs with the Clerk of the Supreme Court of the State of New York, Nassau County, 100 Supreme Court Drive, Mineola, New York 11501 (which may be done by first class mail). Any such objections should bear the caption of the Schoenfeld Action set forth above. Any member of the Class who does not make his, her or its objection in this manner shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as described herein.

ATTORNEYS’ FEES AND COSTS

         Counsel for the plaintiffs in the Action intend to apply to the Court for an award of attorneys’ fees, as follows:

         (1)  If the transactions contemplated by the Investment Agreement are consummated, an amount not to exceed 25% of the Settlement Fund; or (2) if the standalone contingency plan is implemented or an Alternative Transaction occurs, (a) an amount not to exceed 25% of the Successful Recovery Fund; and (b) the opportunity to exercise Nontransferable Rights in an amount not to exceed 25% of the Rights Shares; and (3) reimbursement of expenses and disbursements (including expert or consulting fees), together with interest, to be paid by Plaintiffs and reimbursed out of the Settlement Fund, or in the event there is no Settlement Fund, to be paid by XO or Reorganized XO, as applicable, up to a maximum of $100,000 (inclusive of any notice and administration costs and expenses paid by XO or Reorganized XO), and later to be deducted from any Successful Recovery Fund payable to the Class.

REQUESTS FOR EXCLUSION BY MEMBERS OF THE CLASS

         If you wish to be excluded from the Class, you may ask the Court to exclude you from the Class by filing a Request for Exclusion stating “I wish to be excluded from the XO Class action.” Your Request for Exclusion must be in writing and postmarked on or before five (5) days prior to the Hearing date set forth above. You should include your name and address, and any names in which your XO stock was or is held, if different from your own. All Requests for Exclusion must be mailed to:

Karin E. Fisch, Esq. Abbey Gardy, LLP 212 East 39th Street New York, New York 10016

or

Steven G. Schulman, Esq. Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza New York, New York 10119

with a copy to:

Stephen Greiner, Esq. Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019-6099

         If you properly and timely request exclusion from the Class, you will not be bound by any judgment entered in this Action. You will be free to pursue whatever legal rights you may have, if any, against any of the defendants at your own expense. If you do not request exclusion from the Class in the manner provided above you will be bound by the settlement and final judgment entered in this lawsuit pursuant thereto.

INQUIRIES

         For a more detailed statement of the matters involved in the proposed settlement of this Action, you are referred to the pleadings, to the Stipulation relating to the settlement of the Actions and to all other papers filed therein, which may be inspected at the Office of the Clerk of the Supreme Court of the State of New York, Nassau County, 100 Supreme Court Drive, Mineola, New York 11501.

         SHOULD YOU HAVE ANY QUESTIONS CONCERNING THIS NOTICE, THIS ACTION, THE PROPOSED SETTLEMENT OR THE HEARING THEREON, YOU SHOULD RAISE THEM WITH YOUR OWN COUNSEL OR DIRECT THEM TO

PLAINTIFFS’ CO-LEAD COUNSEL IN THIS ACTION, AT THE ADDRESSES SET FORTH ABOVE. PLEASE DO NOT CONTACT THE CLERK OF THE COURT.

Dated:	Mineola, New York , 2002

, Clerk of the Court Supreme Court of the State of New York, Nassau County

EXHIBIT C

IMPORTANT NOTICE TO ALL PERSONS AND ENTITIES WHO WERE PUBLIC COMMON SHAREHOLDERS OF XO COMMUNICATIONS, INC. AS OF JUNE 17, 2002 (EXCLUDING DEFENDANTS AND ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER ENTITY RELATED TO OR AFFILIATED WITH ANY OF THE DEFENDANTS) AND THEIR SUCCESSORS IN INTEREST THROUGH THE DISTRIBUTION RECORD DATE (THE “CLASS”).

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF MINEOLA

x

:

IRVING SCHOENFELD, MORGAN MARKETING LTD.,

RUSS LAND and BRIAN BEAVERS,		:

Plaintiffs,		:

- against -		:

Hon. Geoffrey J. O’Connell

XO COMMUNICATIONS, INC., HENRY R. NOTHHAFT, DANIEL		:

FRANCIS AKERSON, JEFFREY S. RAIKES, SANDRA J. HORBACH,			Index No. 01-018358

CRAIG O. MCCAW, NATHANIEL A. DAVIS, NICOLAS KAUSER,		:

SHARON L. NELSON, JOSEPH L. COLE, DENNIS M. WEIBLING,

PETER C. WAAL, FORSTMANN LITTLE & CO. and TELEFONOS DE		:

MEXICO S.A. DE C.V.,		:

Defendants

:

x

SUMMARY NOTICE OF CLASS
ACTION DETERMINATION AND SETTLEMENT
                         OF CLASS ACTIONS

                  PLEASE TAKE NOTICE, that, pursuant to an Order of the Court dated July 22, 2002, the action captioned above (the “Class Action”) has been conditionally certified as a class action on behalf of all persons or entities who were public common shareholders of XO Communications, Inc. (“XO”) as of June 17, 2002 (except the Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants) and their successors in interest through the date of confirmation of XO’s bankruptcy plan of reorganization (the “Distribution Record Date”).

                  Plaintiffs have agreed to settle the Class Action by, among other things, granting a release of all claims that any member of the Class may have against the Defendants and their respective affiliates, agents, officers, directors and other representatives, based upon or relating to XO or any of the facts or events alleged in the Class Action, in exchange for (1) $20,000,000 to be paid to the common shareholders of XO as of the Distribution Record Date in the event that XO closes its investment agreement dated January 15, 2002 (the “Investment Agreement”) with Forstmann Little & Co. and certain of its affiliates (“Forstmann Little”) and Teléfonos de México, S.A. de C.V., (“Telmex”); or (2) (a) certain rights on the part of XO common shareholders to share in any successful recovery by XO in any lawsuit it might bring against Forstmann Little and/or Telmex for breach of the Investment Agreement; and (b) the right of common shareholders of XO to purchase certain equity rights in the newly-reorganized XO pursuant to a bankruptcy plan of reorganization to be implemented by XO in the event the Investment Agreement does not close.

                  A Hearing will be held on August 22, 2002 at 9:30 o’clock a.m. before the Honorable Geoffrey J. O’Connell, Justice of the Supreme Court, Nassau County, in Courtroom Part 10 at the Supreme Court of the State of New York, Nassau County Courthouse, 100 Supreme Court Drive, Mineola, New York 11501, for the purpose of determining whether the proposed settlement of the Class Action should be approved by the Court as fair, reasonable and adequate and in the best interests of the Class, and whether the request of Plaintiffs’Co-Lead Counsel for an award of attorneys’ fees, costs and disbursements should be granted. IT IS NOT NECESSARY FOR

ANY MEMBER OF THE CLASS, OR ANY OTHER SHAREHOLDER OF XO, TO APPEAR AT THE HEARING.

                  If you are a member of the Class, you may exclude yourself from the Class by sending a request for exclusion to Plaintiffs’Co-Lead Counsel at the address set forth in the next paragraph five (5) prior to the date of the Hearing set forth above. If you do not exclude yourself from the Class, you will be bound by the final order and judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in this Action.

                  The foregoing is only a summary. A more detailed notice (the “Notice”), including a detailed description of the proposed settlement of this Action, the Hearing thereon, and the rights of Class members has been mailed to all persons and entities appearing on the transfer records of XO as holders of XO common stock as of June 17, 2002. If you have not received a copy of the Notice, you may obtain one by making a request in writing to one of Plaintiffs’ Co-Lead Counsel: Karin E. Fisch, Esq., Abbey Gardy, LLP, 212 East 39th Street, New York, N.Y. 10016 or Steven G. Schulman, Esq , Milberg Weiss Bershad Hynes & Lerach , One Pennsylvania Plaza, New York, New York 10119, or by calling Jan Lipert at RMI, tel. no. 1-866-817-5189. Also, the complete court file in this Action is available for inspection in the office of the Clerk of the Court, Supreme Court of the State of New York, Nassau County, 100 Supreme Court Drive, Mineola, New York 11501.

                  If you have any questions concerning this notice, you may raise them with your own counsel or direct them to Plaintiffs’Co-Lead Counsel in this Action, at the address set forth above. DO NOT CONTACT THE CLERK OF THE COURT.

Dated:	Mineola, New York

July 22, 2002

Clerk of the Court

SUPREME COURT OF THE STATE OF NEW YORK

NASSAU COUNTY

EXHIBIT D

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NASSAU

x

:

IRVING SCHOENFELD, MORGAN MARKETING LTD.,

RUSS LAND and BRIAN BEAVERS,		:

Plaintiffs,		:

- against -		:

Hon. Geoffrey J. O’Connell

XO COMMUNICATIONS, INC., HENRY R. NOTHHAFT, DANIEL		:

FRANCIS AKERSON, JEFFREY S. RAIKES, SANDRA J. HORBACH,			Index No. 01-018358

CRAIG O. MCCAW, NATHANIEL A. DAVIS, NICOLAS KAUSER,		:

SHARON L. NELSON, JOSEPH L. COLE, DENNIS M. WEIBLING,

PETER C. WAAL, FORSTMANN LITTLE & CO. and TELEFONOS DE		:

MEXICO S.A. DE C.V.,

:

Defendants

:

x

ORDER AND FINAL JUDGMENT APPROVING
SETTLEMENT AND AWARDING FEES AND EXPENSES

                  The above captioned class action (the “Action”) having come on for hearing, as noticed, on      , 2002 at      o’clock _.m., pursuant to the Order of this Court dated      , 2002 (the “Hearing Order”), to consider and determine the matters set forth in said Hearing Order; and the Court having heard and considered the matter, including all papers filed in connection therewith, and the oral presentation of counsel at said hearing, and good cause appearing therefore,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

                  1. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Stipulation of Compromise and Settlement dated July      , 2002 (the “Stipulation”), and the settlement set forth therein (the “Settlement”).

                  2. Pursuant to Article 9 of the CPLR:

                  (a) The Court finds that (i) the Class (as defined herein) is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class which predominate over any questions affecting only individual members, (iii) the claims of the representative parties are typical of the claims of the Class, (iv) the representative parties and their counsel have fairly and adequately protected the interests of the Class, and (v) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members and a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

                  (b) The Action is hereby certified as a class action on behalf of a class (the “Class”) consisting of all persons and entities who were public common shareholders of XO as of June 17, 2002 (except the Defendants and any person, firm, trust, corporation or other entity related to or affiliated with any of the Defendants) and their successors in interest through the date of confirmation of XO’s bankruptcy plan of reorganization (the “Distribution Record Date”). .

                  (c) Plaintiffs in the Action are hereby certified as class representatives and their counsel are certified as Class Counsel; and

                  (d) The Court finds that the requirements of Article 9 have been satisfied.

                  3. Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the members of the Class to participate in this hearing, or object to the certification of the Class and the Settlement, it is hereby determined that all members of the Class are bound by this Order and Final Judgment entered herein.

                  4. The terms of the Stipulation and Settlement are fair, reasonable and adequate and in the best interests of the Class (as defined in the Hearing Order), and the same are hereby approved, and the parties thereto are hereby directed to consummate the Settlement in accordance with the terms and conditions of the Stipulation.

                  5. The complaint in this class action (the “Complaint”) is hereby dismissed on the merits and with prejudice as to all defendants named therein, with each party to bear his, her or its own costs, except as otherwise provided herein.

                  6. The named plaintiffs in this Action and all other members of the Class on behalf of themselves, and their respective predecessors, successors, affiliates, heirs, executors, administrators, successors and assigns, and any persons they represent, except those persons who have timely requested exclusion pursuant to Article 9 of the Civil Practice Law and Rules and the Order of this Court (the “Releasors”), are hereby deemed to have released and forever discharged (i) the Defendants (ii) the Forstmann Little Entities; (iii) Reorganized XO; (iv) the current and former directors, officers and employees of XO; (v) the Senior Secured Lenders and the Administrative Agent; (vi) the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing (collectively, the “Released Parties”) from any and all claims, demands, debts, rights, causes of action or liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, including known and unknown claims, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, whether under state or federal law, and whether directly, indirectly, derivatively, representatively or in any other capacity, in connection with, based upon in whole or in part, arising out of or relating to any claim that has been or could have been brought in the Action or any of the acts, facts or events alleged in the Action or in connection with, based upon, arising out of or relating to any act or omission, transaction, event or other occurrence taking place on or prior to the effective date of XO’s Plan of Reorganization filed in the Bankruptcy Court for the United States District Court for the Southern District of New York, or in any way relating to XO, its Chapter 11 Bankruptcy Case, its Bankruptcy Plan or the Disclosure Statement in connection therewith, or the Stipulation (including without limitation any claim relating to the commencement, prosecution or settlement of an Investor Litigation as defined in the Stipulation or the decision not to commence or prosecute an Investor Litigation but excluding any claims against XO to enforce the terms of the Stipulation).

                  7. The Court hereby awards Plaintiffs’ counsel attorneys’ fees, costs and expenses as follows:

                  (a) If the transactions contemplated by the Investment Agreement are consummated, an amount not to exceed 25% of the Settlement Fund; or (2) if the Stand Alone Events or an Alternative Transaction Occur, (a) an amount not to exceed 25% of the Successful Recovery Fund; and (b) the opportunity to exercise Nontransferable Rights in an amount not to exceed 25% of the Rights Shares; and (3) reimbursement of expenses (including expert or consulting fees), together with interest, to be paid by Plaintiffs and reimbursed out of the Settlement Fund, or in the event there is no Settlement Fund, to be paid by XO or Reorganized XO, as applicable, up to a maximum of $100,000 (inclusive of any notice and administration costs and expenses paid pursuant to Section B. 2 (c)(xi) of the Stipulation) and later to be deducted from any Successful Recovery Fund payable to the Class. Such attorneys’ fees, expenses, and interest as are awarded by the Court shall be paid from the Settlement Fund or Successful Recovery Fund, as the case may be, to Plaintiffs’ Counsel promptly after such award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund or Successful Recovery Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund or Successful Recovery Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

                  8. Without in any way affecting the finality of this Order and Final Judgment, this Court shall retain continuing jurisdiction over this Action and the parties to the Stipulation in order to enter any further orders as may be necessary to effectuate the Stipulation and the Settlement provided for therein and the provisions of this Order and Final Judgment.

Dated:	Mineola, New York

, 2002

J.S.C.